UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ACURA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois 60067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2014 Annual Meeting of Shareholders (the “Meeting”) of Acura Pharmaceuticals, Inc., a New York corporation, (the “Company”), will be held at the, Newark Liberty International Airport Marriott, 1 Hotel Road, Newark, NJ 07114 on May 1, 2014 at 9:00 a.m., Eastern Time, for the purposes listed below:

1.	To elect five directors to the Board of Directors who shall serve until the 2015 Annual Meeting of Shareholders, or until their successors have been elected and qualified;
2.	To cast a non-binding advisory vote on a resolution approving executive compensation (“say-on-pay”);
3.	To adopt the Company’s 2014 Restricted Stock Unit Award Plan;
4.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and
5.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 10, 2014 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

For a period of 10 days prior to the Meeting, a shareholders list will be kept at our administrative office and shall be available for inspection by shareholders during normal business hours. A shareholders list shall also be present and available for inspection at the Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of this proxy statement and our 2013 Annual Report. We believe this process allows us to provide our shareholders with the required information more promptly, reduces adverse environmental impact, and reduces costs associated with printing and distributing our proxy materials. The Notice contains instructions on how to access our Proxy Statement and 2013 Annual Report over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, 2013 Annual Report and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you plan to attend the Meeting, we encourage you to vote as soon as possible. You may vote your shares via a toll-free telephone number or via the Internet as further described in the Notice. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any shareholder attending the Meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Your attention is directed to the Proxy Statement for information regarding each proposal to be made at the meeting.

Peter A. Clemens
Senior Vice President, Chief Financial
Officer and Secretary
Palatine, Illinois

March 10, 2014

ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois 60067

PROXY STATEMENT

2014 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ACURA PHARMACEUTICALS, INC. (the “Company”) of proxies to be voted at the 2014 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on May 1, 2014 and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed commencing on or about March 18, 2014 to our stockholders who owned our common stock at the close of business on March 10, 2014. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The close of business on March 10, 2013 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting. On the Record Date, our outstanding voting securities consisted of 48,847,982 shares of common stock, $0.01 par value per share (the “Common Stock”). Under the New York Business Corporation Law and our Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date, for all matters, including the election of directors. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not affect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors. Shareholders have no appraisal rights with respect to any matter being voted upon.

i

ii

VOTING OF PROXIES

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our shareholders of record and beneficial owners a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically by e-mail will remain in effect until the stockholder terminates such election.

To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

You can view the proxy materials for the Meeting on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.

Whether you hold shares directly as a registered shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. If you are a shareholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on April 30, 2014 (the latest telephone or Internet proxy is counted); or by attending the Meeting and voting in person. Attending the Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you will need to request a proxy from the bank or broker and bring it with you to vote at the meeting.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. IF NO INSTRUCTIONS ARE INDICATED AND YOU ARE A SHAREHOLDER OF RECORD, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (i) FOR the election of Directors, (ii) FOR an advisory resolution approving executive compensation, (iii) FOR the adoption of the Company’s 2014 Restricted Stock Unit Award Plan and (iv) FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting. In contrast, the proposals for the election of directors, the vote on the advisory resolution approving executive compensation and the vote on the adoption of the 2014 Restricted Stock Unit Award Plan are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on this proposal may not vote on it. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on such proposals.

THE BOARD OF DIRECTORS

In 2013, the Company’s Board of Directors held 12 meetings. Each of the Company’s Directors attended at least 75% of the sum of (1) all 2013 Board meetings held during the period they served as directors and (2) all meetings held by Board committees on which a Director served. Directors are strongly encouraged to attend all Board meetings, Board committee meetings, and shareholder meetings. All of our directors attended our 2013 annual meeting.

Board Committees

In 2013, the Company had an Audit Committee, a Compensation Committee, a Strategic Transaction Committee and a Deal Committee of the Board of Directors. In 2013, the Audit Committee met 4 times, the Compensation Committee met 4 times, the Deal Committee met 7 times and the Strategic Transaction Committee met 14 times. The Charter of our Audit Committee is available on our website, www.acurapharm.com, under the menu item “Audit Committee Charter” appearing under the “Corporate” tab. The Charter of our Compensation Committee is also available on our website under the menu item “Compensation Committee Charter” appearing under the “Corporate” tab. There is no Charter for the Strategic Transaction Committee or the Deal Committee.

Audit Committee

The Audit Committee is composed of George K. Ross, Chairman, Bruce F. Wesson and William G. Skelly. The Audit Committee is responsible for selecting the Company’s registered independent public accounting firm, approving the audit fee payable to the auditors, working with independent auditors and other corporate officials, reviewing the scope and results of the audit by, and the recommendations of, our independent auditors, approving the services provided by the auditors, reviewing our financial statements and reporting on the results of the audits to the Board, reviewing our insurance coverage, financial controls and filings with the SEC, including, meeting quarterly prior to the filing of our quarterly and annual reports containing financial statements filed with the SEC, and submitting to the Board its recommendations relating to our financial reporting, accounting practices and policies and financial, accounting and operational controls.

In assessing the independence of the Audit Committee in 2013, our Board reviewed and analyzed the standards for independence provided in NASDAQ Marketplace Rule 5605 and applicable SEC regulations. Based on this analysis, our Board has determined that each of Messrs. Ross, Wesson and Skelly satisfies such standards for independence. Our Board also determined that Mr. Ross is a “financial expert” as provided in NASDAQ Marketplace Rule 5605(c) (3) and SEC regulations.

Compensation Committee

The Compensation Committee is composed of William Skelly, Chairman, Bruce F. Wesson and Immanuel Thangaraj. During 2013 until his resignation on March 11, 2013, Richard Markham was a member of the Compensation Committee. Following Mr. Markham’s resignation, Mr. Skelly was elected to the Compensation Committee and in September 2013, Mr. Skelly was appointed Chairman of the Compensation Committee. This committee is responsible for consulting with and making recommendations to the Board of Directors about executive compensation and compensation of employees. See “Compensation of Executive Officers and Directors — Compensation Discussion and Analysis” for a summary of the procedures for approving compensation for our senior management and employees.

The listing standards of the NASDAQ Capital Market specify that the compensation of our executive officers must be determined, or recommended to the Board, either by a majority of independent directors or a compensation committee comprised solely of independent directors. In 2012 prior to the GCE Distribution (see below under the caption “Certain Relationships and Related Transactions and Director Independence”) we relied on the “controlled company” exemption provided in the listing standards of the NASDAQ Capital Market under Nasdaq Marketplace Rule 5615(c) in having each of Messrs. Markham, Wesson and Thangaraj as members of the Compensation Committee. Following the GCE Distribution, our Board determined that each of Messrs. Markham, Wesson and Thangaraj were independent directors under the Nasdaq Marketplace Rules. The Board has also determined that each of Messrs. Skelly, Thangaraj and Wesson meet the more stringent independence standards for compensation committees imposed under NASDAQ Rule 5605(d)(2)(A).

Strategic Transaction Committee

The Strategic Transaction Committee is composed of George K. Ross, Bruce F. Wesson and William G. Skelly. The Strategic Transaction Committee reviews, evaluates and recommends to the Board, for the Board’s evaluation and determination, potential acquisitions, divestitures, capital raising transactions, joint ventures and strategic alliances, and licensing and collaboration transactions. All members of this Committee are considered by our Board as independent directors. Mr. Markham was a member of the Committee until his resignation from the Board on March 11, 2013.

Deal Committee

The Deal Committee was formed by the Board on February 28, 2013. It is composed of William Skelly, George Ross and Bruce Wesson. The Deal Committee is responsible for determining the timing and pricing of our Common Stock that may be offered under our Form S-3 shelf registration statement. The Deal Committee does not have a charter.

Nominating Committee

Currently our entire Board of Directors functions as our nominating committee. As needed, the Board will perform the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election to our Board. Our Board determined that all members of the Board were independent other than Mr. Jones, our CEO. We believe that a nominating committee separate from the Board is not necessary at this time given our relative size and the size of our Board and that an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. The Board’s process for recruiting and selecting nominees for Board members, if required, would be to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise allowing them to contribute as effective directors to our governance, and who would be willing to serve as directors of a public company. To date, we have not engaged any third party to assist in identifying or evaluating potential nominees. If a possible candidate is identified, the individual will meet with each member of the Board and be sounded out concerning his/her possible interest and willingness to serve, and Board members would discuss amongst themselves the individual’s potential to be an effective Board member. If the discussions and evaluation are positive, the individual would be invited to serve on the Board. To date, no shareholder has presented any candidate for Board membership for consideration, and we do not have a specific policy on shareholder-recommended director candidates. The Board believes its process for evaluation of nominees proposed by shareholders would be no different than the process of evaluating any other candidate, and therefore the Board believes it is appropriate to not have a policy on shareholder-recommended director candidates. The Board of Directors does not have a policy regarding diversity in identifying nominees for director.

The experience, qualifications, attributes or skills that led the Board to conclude that the current board members, should serve are (i) their pharmaceutical industry and senior level management experience in the case of Messrs. Jones, Skelly, and Wesson; (ii) financial and senior level management expertise in the case of Mr. Ross, and (iii) their experience in overseeing management as principals of private equity firms in the case of Messrs. Wesson, and Thangaraj. In addition pursuant to the Voting Agreement described in “Certain Relationships and Related Transactions and Director Independence”, prior to the GCE Distribution, we were required to elect the three designees of GCE Holdings LLC. After the GCE Distribution and pursuant to an amendment to the Voting Agreement, we are required to elect one designee of Galen Partners III, L.P. (“Galen”), one designee of Care Capital Investments II, LP ( “Care Capital”) and one designee of Essex Woodlands Health Ventures V, L.P., (“Essex”). Mr. Thangaraj serves as the designee of Essex, Mr. Markham served as the designee of Care Capital until his resignation effective March 11, 2013 and Mr. Azad served as the designee of Galen until his resignation effective December 31, 2012. As of March 11, 2014, neither Galen nor Care Capital had nominated a replacement Board designee. See also “Proposal 1 Election of Directors for a further description of the experience of our directors.

Separation of Roles of Chairman and CEO

Mr. Jones serves as Chief Executive Officer. Mr. Markham served as the Chairman of our Board of Directors until his resignation in March 11, 2013. A replacement Chairman has not been elected to date. We believe the separation of offices is beneficial because a separate chairman (i) can provide the Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the Board to express its views on management, (iii) allows the chairman to focus on shareholder interests and corporate governance while the Chief Executive Officer leads the Company’s strategy development and implementation. It is our intention to seek to add to our Board additional members having significant senior level pharmaceutical experience, and that one of such additional Board members will be entrusted by the Board to serve as Chairman.

Board’s Role in Risk Assessment

The Board as a whole engages in risk oversight as part of its functions. As an emerging pharmaceutical development company we face numerous risks identified in on our Annual Report on Form 10-K, many of which are outside of our control. In addition, the Audit Committee reviews our insurance coverage and the Board and Audit Committee regularly monitors our liquidity position and operating expenses and reviews our capital funding needs. The Company believes the Board leadership structure effectively enables it to oversee risk management.

Shareholder Communications to the Board

Shareholders who wish to send communications to our Board of Directors may do so by sending them in care of our Secretary at Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120 Palatine, Illinois 60067. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication” or similar statement that clearly and unmistakably indicates the communication is intended for the Board. All such communications must clearly indicate the author as a shareholder and state whether the intended recipients are all members of the Board or just certain specified directors. Our Secretary will have the discretion to screen and not forward to Directors communications which the Secretary determines in his or her discretion are communications unrelated to our business or our governance, commercial solicitations, or communications that are offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any Director.

Code of Ethics

Our Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and all of our other employees is available on our website, www.acurapharm.com, under the menu item “Code of Ethics” appearing under the “Corporate” tab.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own beneficially more than ten percent (10%) of our Common Stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a). Based solely on the reports received by us and on written representations from reporting persons, we believe that our Directors, executive officers and greater than ten percent (10%) beneficial owners of our Common Stock complied with all Section 16(a) filing requirements during the year ended December 31, 2013, except that (i) Galen, a 10% beneficial owner, was one day late in filing a Form 4 reporting the sale of 29,452 shares of stock; (ii) Mr. Wesson was one day late in filing a Form 4 reporting an option grant for 15,000 underlying shares; and (iii) Mr. Clemens was two days late in filing a Form 4 in reporting the disposition of shares to pay the par value and taxes upon the exchange of Restricted Stock Units for shares of common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, five individuals will be elected to serve as Directors until the next annual meeting, and until their successors are elected and qualified. During 2013, each of the nominees to the Board served as a Director. Mr. Richard Markham, a director during a portion of 2013, resigned from the Board effective March 11, 2013.

Unless a shareholder WITHHOLDS AUTHORITY, a properly delivered proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

Although our Certificate of Incorporation provides for a maximum of 11 directors, in accordance with the terms of a Voting Agreement dated February 6, 2004, as amended, by and among the Company, GCE Holdings LLC (“GCE”) Care Capital Investments II, LP (“Care Capital”), Essex Woodlands Health Ventures V, L.P. (“Essex”), Galen Partners III, L.P. (“Galen”) and others (the “Voting Agreement”), we have agreed that the Board of Directors shall be comprised of not more than seven members (or such greater number that is required to assure that we have a majority of independent directors after giving effect to the various designation rights described herein), one of whom shall be the designee of Care Capital, one of whom shall be the designee of Essex, and one of whom shall be the designee of Galen, one of whom is our Chief Executive Officer and three of whom are independent directors. The Voting Agreement provides that each of Care Capital’s, Essex’s and Galen’s right to designate one director will terminate when it or its affiliates (determined separately for each of Care Capital, Essex and Galen) fail to hold at least 3 million shares of our common stock (or warrants exercisable for such shares). The board designee of Essex is Immanuel Thangaraj. Mr. Azad, Galen’s director nominee, resigned in December 2012. Mr. Markham, Care Capital’s director nominee, resigned on March 11, 2013. To date, neither Galen nor Care Capital has nominated a replacement director under the Voting Agreement.

The name and age of each of the five nominees, his principal occupation and the period during which such person has served as a Director are set forth below.

Name of Nominee	Age	Position With the Company	Director Since
Robert B. Jones	55	President and CEO and Director	2011
Bruce F. Wesson(1)(2)(3)(4)	71	Director	1998
William G. Skelly(1)(2)(3)(4)	63	Director	1996
Immanuel Thangaraj(1)	43	Director	2002
George K. Ross(2)(3)(4)	72	Director	2008

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Strategic Transaction Committee
(4)	Member of Deal Committee

Robert B. Jones has been our President and Chief Executive Officer since July 7, 2011. From April 2011 through July 6, 2011, Mr. Jones was our Interim President and Chief Executive Officer. Mr. Jones was our Senior Vice President and Chief Operating Officer from April 2008 to April 2011. From May, 2003 to March, 2008, Mr. Jones served first as the Vice President, Finance and then as Vice President, Strategy and Business Analysis of Adolor Corporation. From November 2000 to May, 2003 he served as Vice President, Finance and then as Chief Operating Officer of Opt-E-Script, Inc., a privately held personalized medicine company where Mr. Jones was responsible for all commercialization activities. Prior to that, Mr. Jones was Vice President,

Sales and Marketing for Purepac Pharmaceutical Company. Mr. Jones received his M.B.A. from the University of North Carolina and a B.S. from Cornell University. Mr. Jones was appointed a director of the Company in July 2011.

Bruce F. Wesson has been a member of our Board of Directors since March, 1998. From January 1991 until June 30, 2011 Mr. Wesson was a Partner of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. Prior to January, 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Inc., an investment banking firm. He currently serves on the Boards of Derma Sciences, Inc., and as Vice Chairman of the Board of MedAssets, Inc., each a publicly traded company. Mr. Wesson earned a Bachelor of Arts degree from Colgate University and a Masters of Business Administration from Columbia University.

William G. Skelly has been a member of our Board of Directors since May, 1996 and served as our Chairman from October, 1996 through June, 2000. Since 1990, Mr. Skelly has served as Chairman, President and Chief Executive Officer of Central Biomedia, Inc. and its subsidiary SERA, Inc. From 1985 to 1990, Mr. Skelly served as President of Martec Pharmaceutical, Inc. Mr. Skelly earned a Bachelor of Arts degree from Michigan State University and a Masters of Business Administration from the University of Missouri-Kansas City.

Immanuel Thangaraj has been a member of our Board of Directors since December, 2002. Mr. Thangaraj has been a Managing Director of Essex Woodlands Health Ventures, a venture capital firm specializing in the healthcare industry, since 1997. Prior to joining Essex Woodlands Health Ventures, he helped establish a telecommunication services company, for which he served as its CEO. Mr. Thangaraj holds a Bachelor of Arts and a Masters in Business Administration from the University of Chicago.

George K. Ross has been a member of our Board of Directors since January, 2008. Since April 2002, Mr. Ross has been a consultant to early stage businesses and a financial investor. From July 2005 through December 2010 he served as Executive Director, Foundations and Partnerships for World Vision U.S. in New York City. His business career has included senior financial officer and board member positions with both public and private companies in diverse industries. Mr. Ross was Executive Vice President and Chief Financial Officer and a board member of Tier Technologies Inc. from February 1997 to January 2000, which became a public company during this period. Mr. Ross is a Certified Public Accountant and earned a Bachelor of Arts degree from Ohio Wesleyan University and a Masters of Business Administration from Ohio State University.

The Board had determined that Messrs. Skelly, Wesson, Ross and Thangaraj are independent directors.

Executive Officers

Robert B. Jones, President and Chief Executive Officer.

Peter A. Clemens has been Senior Vice President, Chief Financial Officer and Secretary since April 2004. Mr. Clemens was our Vice President, Chief Financial Officer and Secretary from February 1998 to March 2004 and a member of our Board of Directors from June, 1998 to August, 2004. Mr. Clemens is a Certified Public Accountant and earned a Bachelor of Business Administration degree from the University of Notre Dame and a Masters of Business Administration from Indiana University. Age 61.

Albert W. Brzeczko, Ph.D., has been Vice President, Technical Affairs of Acura Pharmaceutical Technologies, Inc. since February 2009. From 1999 through 2009, Dr. Brzeczko was Vice President, Global Pharma New Product Development and Pharma Technologies for International Specialty Products, Inc., a contract services group specializing in the development of technologies for the bioenhancement of poorly soluble drugs. Prior to 1999, Dr. Brzeczko held various positions of increasing responsibility in pharmaceutical product development with UPM Pharmaceuticals, Banner Pharmacaps, Mylan Laboratories, and DuPont Merck. Dr. Brzeczko received a Bachelor of Science degree in biochemistry and a Ph.D. in pharmaceutical sciences from the University of Maryland. Age 57.

Robert A. Seiser has been a Vice President, Treasurer and Corporate Controller since April 2004. Mr. Seiser joined us in March 1998 as our Treasurer and Corporate Controller. Mr. Seiser is a Certified Public Accountant and earned a Bachelor of Business Administration degree from Loyola University of Chicago. Age 50.

James F. Emigh has been Vice President of Corporate Development since October 2011. From April 2004 to October 2011, Mr. Emigh was our Vice President of Marketing and Administration. Prior to such time, Mr. Emigh was our Vice President of Sales and Marketing. Mr. Emigh joined us in May, 1998, serving first as Executive Director of Customer Relations and then as Vice President of Operations. Mr. Emigh holds a Bachelor of Pharmacy degree from Washington State University and a Masters of Business Administration from George Mason University. Age 58.

J. Bradley Rivet has been Vice President of Marketing since October 2011. Prior to such time, Mr. Rivet was Vice President of Effcon Laboratories Inc. Mr. Rivet has also held various management positions with aaiPharma Inc. and Burroughs Welcome Co. Mr. Rivet received his Bachelor of Science degree from Louisiana State University. Age 60.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person’s successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board, although the employment of Robert B. Jones, our President and Chief Executive Officer and Peter A. Clemens, our Senior Vice President and Chief Financial Officer are subject to the provisions of their respective Employment Agreements See “Compensation of Executive Officers and Directors — Employment Agreements.”

Agreements Governing Appointment of Directors

See “Election of Directors” above, for a discussion of the Voting Agreement that entitles each of Care Capital, Essex and Galen to designate one director.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Our current executive compensation program consists of (i) an annual salary and bonus compensation, (ii) equity incentives represented by the issuance of stock options and restricted stock units (“RSUs”), and (iii) a bonus for consummating a strategic transaction for our Chief Executive Officer and Chief Financial Officer. In addition, we are seeking shareholder approval in Proposal 3 of a new RSU plan, which will enable us to have an additional means of granting equity to employees, consultants and non-employee directors. The salary, bonuses, and equity incentives serve to link executive pay to corporate performance.

Policies for Allocating Between Various Forms of Compensation

We award bonuses and salary increases for performance in the prior year, cash permitting. We award options to incentivize longer term performance. We also award options to executives upon commencement of employment.

Salary and Bonus

Each of Robert Jones and Peter Clemens are parties to an employment agreement, described under the caption “Employment Agreements” below, which provide the minimum annual base salary to be payable to such officers, subject to increase at the discretion of the Board. In addition, the Jones and Clemens employment agreements provide for annual bonus payments, in the discretion of the Compensation Committee or the Board, subject to the satisfaction of such targets, conditions or parameters as may be agreed upon from time to time by the employee and the Compensation Committee.

The material bonus performance targets for 2012, as amended through September 2012 included progress toward submitting a hydrocodone acetaminophen New Drug Application with the FDA, progress to executing licenses for certain Aversion® opioids, launch of Nexafed®, executing a transaction providing incremental or positive cash flow potential, and conserving cash. Such performance targets were both organizational and individual goals for Mr. Jones. Each of Mr. Jones’ and Mr. Clemens’ bonuses were weighted 100% to achievement of the foregoing goals and other bonuses (including for Messrs. Seiser, Brzeczko and Rivet) were weighted 50% to the achievement of the foregoing organizational goals and 50% to the achievement of individual goals. Based upon the recommendation of our CEO and in order to conserve cash, the Board used its discretion and did not award any bonuses for 2012.

The bonus performance targets for 2013 related to progress toward submitting a hydrocodone acetaminophen New Drug Application with the FDA by the end of 2013 and licensing out opioids using the Aversion technology, the success of Nexafed on the U.S. market, progression of our research and development programs, compliance with Sarbanes-Oxley (“SOX”), meeting year end cash targets and the execution of transactions to further build our business. Due to mixed results in a clinical study, the submission of a hydrocodone acetaminophen New Drug Application was delayed. In addition, licensing of Aversion opioids did not occur and no strategic transaction was implemented. Year end cash targets were met as a result of an At the Market share placement program and a $10 million loan from Oxford Finance LLC. Each of Mr. Jones’ and Mr. Clemens’ bonuses were weighted 100% to achievement of the foregoing goals and other bonuses (including for Messrs. Seiser, Brzeczko and Rivet) were weighted 50% to the achievement of the foregoing organizational goals and 50% to the achievement of individual goals. In sum and as a result of the foregoing, the Compensation Committee determined that 33% of the organizational goals were met in 2013.

The organizational bonus performance targets for 2014 are submitting a New Drug Application for our hydrocodone with acetaminophen product with the FDA, the success of Nexafed on the U.S. market, developing a next generation of our Impede Technology, licensing additional opioids utilizing our Aversion technology, progression of our research and development programs, compliance with SOX, meeting year end cash targets and the execution of transactions to further build our business.

No compensation will be earned with respect to a performance measure unless a performance “floor” for that measure is exceeded; the incentive opportunity with respect to a measure will be earned if the target is achieved; achievement between the floor and the target results in a lower amount of award with respect to that performance measure. An amount larger than the incentive opportunity for each performance measure can be earned, up to and possibly exceeding a specified limit, for exceeding the target for that measure. Depending on market conditions and other circumstances, performance criteria may be modified during the course of the year, and other performance criteria reweighted. In setting compensation levels, the Compensation Committee compares our Company to companies of comparable business focus, market capitalization, technological capabilities and market in which we compete for executives. As part of this process, the Compensation Committee and the Board does not use the compensation levels of comparable companies as benchmarks, rather as a factor in evaluating the compensation levels of the named, executive officer. In 2013 the Compensation Committee retained the Hay Group to assist in evaluating the compensation for the CEO and CFO and other named executive officers as well as our non-employee directors. The retention of the Hay Group was not recommended by management.

In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Compensation Committee, such as (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are “compensation neutral” for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

The Compensation Committee may, after a review of an executive’s performance, recommend to the Board that a bonus award be made to such executives based upon other non-enumerated performance targets (whether or not they are parties to employment agreements). This could result in the award of salary increases or bonuses above a targeted range amount.

For our other executive officers not subject to an employment contract (Messrs. Brzeczko, Seiser and Rivet), the Compensation Committee will set the annual salary for such executive officers between December and February and establish potential bonus compensation that such executives may earn based upon quantitative and, if applicable, qualitative performance goals established by the Compensation Committee.

Messrs. Brzeczko’s, Seiser’s and Rivet’s organizational bonus performance targets in 2012 and 2013 were consistent with those for Messrs. Jones and Clemens, as outlined above. Such officer’s bonuses are weighted 50% to the organizational performance targets and 50% to the achievement of performance targets unique to their respective positions. In 2012 we did not award any bonuses to Messrs. Brzeczko, Seiser, and Rivet based largely as a result of Pfizer’s decision to terminate its license to three opioid Aversion products and our need to conserve cash. In 2013 we awarded bonuses of $50,800, $30,600, and $16,500 to Messrs. Brzeczko, Seiser and Rivet, respectively, representing 51%, 51% and 30%, respectively of their maximum bonuses. The maximum bonuses payable to Messrs. Brzeczko, Seiser, and Rivet is 35% of their base salary.

In December 2013, we awarded salary increases to Messrs. Jones Brzeczko and Seiser of $7,000, $3,000 and $2,000, respectively, for 2014. Following a review by the Hay Group of Mr. Rivet’s and Mr. Clemens’ compensation, we increased Mr. Rivet’s salary from $155,000 to $172,000 for 2014 and increased Mr. Clemens’ salary from $219,000 to $280,000 for 2014. As part of such salary adjustment, Mr. Clemens’ maximum annual bonus was reduced from 100% of base salary, to 70% of base salary. We did not award any salary increases in 2012 to Messrs. Jones, Clemens, Brzeczko, Seiser or Rivet in order to preserve cash. In past years we have awarded increases based on new responsibilities (such as Mr. Jones promotion to CEO), as well as individual and general company performance.

Strategic Transaction Bonus Grant Agreements

On February 28, 2013, pursuant to Strategic Transaction Bonus Grant Agreements we entered into with our Chief Executive Officer and Chief Financial Officer (the “Strategic Transaction Bonus Grant Agreements”), each of our CEO and CFO became eligible for bonuses of $900,000 and $450,000, respectively, upon the completion of a strategic transaction. Such Strategic Transaction Bonus Grant Agreements are intended (i) to assist in the retention of such executives and (ii) to increase such executives’ incentive to enhance shareholder value. A strategic transaction is generally defined as the acquisition of a controlling interest in the Company by a third party, the Company’s acquisition of a controlling interest in a third party, the sale of substantially all of our assets, our acquisition of substantially all of the assets of a third party, or a merger involving the Company, subject to certain of the above transactions meeting a certain minimum value threshold. The Strategic Transaction Bonus Grant Agreements applied to transactions consummated in 2013 or in 2014 provided negotiations and due diligence relating to such strategic transaction commenced in 2013 or the transaction was approved by our Board in 2013. No strategic transaction was completed or approved by the Board in 2013 and no bonuses were paid under the Strategic Transaction Bonus Grant Agreements. See “Employment Agreements — Strategic Transaction Bonus Grant Agreements”.

Stock Options

A long-term component of our executive compensation program consists of stock option grants. The options generally permit the option holder to buy the number of shares of our Common Stock covered by the option (an “option exercise”) at a price fixed at the time of grant. While we have historically granted stock options having an exercise price equal to the fair market value of our Common Stock on the date of grant and continued this practice in 2013. It is our expectation that discounted stock option grants will occur, if at all, only on an isolated basis in the future where circumstances warrant. With respect to stock options grants having an exercise price equal to the market price of our Common Stock on the date of grant, such options generally gain value only to the extent our stock price exceeds the option exercise price during the life of the option. Generally, a portion of the options vest over a period of time if the option holder remains an employee and expire no later than 10 years after grant. Executives will generally be subject to limitations in selling the vested option stock due to securities law considerations, and therefore will have an incentive to increase shareholder value.

It is the Company’s practice to grant stock options to executives upon commencement of employment. In addition in recent years we have granted options in December of each year to executives and other employees. In December 2011, 2012 and 2013 we granted options for an aggregate of 335,000, 370,000 and 472,500 shares, respectively, to our employees, exercisable at fair market value on the date of grant, which options vest in equal installments over 24 months. The December 2012 option grants included options with respect to 90,000, 50,000, 70,000, 40,000 and 40,000 underlying shares, to Messrs. Jones, Clemens, Brzeczko, Seiser and Rivet, respectively, represented 24%, 14%, 19%, 11% and 11% of the 2012 total option awards respectively. The December 2013 option grants included options with respect to 137,500, 75,000, 75,000, 37,500 and 50,000 underlying shares, to Messrs. Jones, Clemens, Brzeczko, Seiser and Rivet, respectively, and represented 29%, 15%, 15%, 8% and 10% of the 2013 total option awards respectively. Aggregate option award of 472,500 shares in 2013 is higher than the aggregate option award of 370,000 shares in 2012 in recognition of progress made advancing Nexafed and development of the opioid product candidates. It is likely we will maintain similar but not necessarily identical ratios of distribution of option awards as we made in 2013 to those persons and/or persons in similar management positions.

Timing Policies with Respect to Options

We have no plan or practice to time option grants in coordination with the release of non-public information and we do not time the release of non-public information to affect the value of executive compensation. Option grant dates for options issued to any new executive officers will likely be the starting date of their employment.

Restricted Stock Units

In each of 2005, 2008 and 2009 our compensation program also consisted of RSUs pursuant to a restricted stock unit plan (the “2005 RSU Plan”). A RSU represents a contingent obligation to deliver a share of our common stock to the holder of the RSU on a distribution date. Each RSU award made to our executives in 2005 vested one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. The vested shares underlying the RSU awards are issued on the earlier of (i) a Change of Control (as defined in our 2005 RSU Plan), or (ii) in four annual installments starting on January 1, 2011. In the event of a Change of Control, our issuance of the vested shares shall be made in a lump sum distribution. In the absence of a Change of Control, the issuance of vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, with all installments already distributed. Upon our distribution of the vested shares underlying the RSU awards, the recipients must submit to us the par value of $0.01 per share. Since the 2005 RSU Plan mandates fixed distribution dates commencing at January 1, 2011 (which will pre-date any new RSU grant under our 2005 Plan), we do not anticipate issuing additional RSUs under the 2005 RSU Plan. As described in Proposal 3, shareholders are being asked to adopt a new RSU plan (the “2014 RSU Plan”) for employees, officers, non-employee directors and consultants. RSUs granted under the 2014 RSU Plan to employees will generally be distributed in the year after they vest unless the grant provides otherwise. The grant to employees may provide that distribution is further deferred to future years, but unlike the 2005 RSU Plan the dates of distribution are not fixed in the 2014 RSU Plan. As with the 2005 RSU Plan, vested shares will be distributed upon a qualifying Change of Control. No RSUs have been awarded under the 2014 RSU Plan and none can be awarded until such plan’s adoption by shareholders. It is anticipated that the first awards under such plan will be made to non-employee directors as part of our compensation paid to non-employee directors shortly after the 2014 Annual Meeting. See “Director Compensation.”

Equity awards granted to an executive upon commencing employment are considered in and serve to reduce, the annual equity awards that may be made to such executive later in such year.

Termination/Severance Benefits

The employment agreement of each of Mr. Jones and Clemens provide severance benefits under certain circumstances. The severance benefits provided to each such executive differ, but include payments of a pro rata bonus or non equity incentive compensation, one to two years of salary and one to two years of benefits. In addition, Mr. Clemens has severance in the event of death. This is a result of Mr. Clemens having an employment agreement that was originally executed in 1998. It is unlikely we would grant severance on death in the future (other than through life insurance). See “Employment Agreements” and “Quantifying Termination/Change of Control Payments” below. We believe severance arrangements for the highest level officers help them to focus on their respective job functions and give them comfort that we will not lightly terminate their employment. We believe these severance benefits were necessary to be able to initially hire and to retain these executives. In turn Messrs. Jones and Clemens agreed after their employment with us ends under certain circumstances not to compete or solicit our employees for hire for a limited period of time. We believe that such non-compete and non-solicit provisions are important to protect our business. The severance benefits are standard in employment contracts and were the results of negotiations between us and our executives.

The other executive officers named in the Summary Compensation Table have no contractual severance benefits if terminated by us other than acceleration of vesting of their RSUs.

Retirement Plans

We maintain a 401(k) plan that allows us to make both discretionary and matching contributions, but we have not done so since inception. We have no pension plans or non-qualified deferred compensation plans and, as a result, the columns relating to such plans in the Summary Compensation Table are blank.

Change in Control

Currently unexercisable stock options vest with respect to all underlying shares upon a change of control (as defined in employment agreements) in the case of Messrs. Jones only. For Mr. Clemens options do not automatically vest upon a change of control but only after certain terminations following a change of control. Option vesting is not accelerated for other executives on a change of control. In addition, discounted options that are subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A), become exercisable upon a change of control that qualifies as a change of control under Section 409A. In addition, RSUs vest with respect to all underlying shares upon a change of control and are distributed upon a change of control (provided the requirements of Section 409A are met). In addition, Messrs. Jones and Clemens receive severance and bonuses if they terminate their employment after a change of control (as defined in their employment agreements), or we terminate their employment after a change of control. We believe our change of control provisions incentivize our executives to seek opportunities for us and realize benefits from a change of control transaction even though such change of control may lead to the termination of their positions.

Tax Reimbursements

Because of the excise tax imposed by Internal Revenue Code Section 280G, our executive officers may be subject to such tax upon the exercise of options and distributions under RSUs upon a change of control. We currently have no agreements to reimburse our executive officers for any taxes imposed as a result of these additional excise taxes. We also allow our employees to elect to have shares withheld upon exercise of options and upon the exchange of RSUs in satisfaction of the statutory minimum withholding tax obligations of such employees relating to such option exercises or RSU exchanges.

Perquisites and Other Benefits

Our executive officers receive no perquisites. We have not made either discretionary or matching contributions to their 401(k) plans, although our plan provides that we may do so. Our executive officers are not provided auto allowances and they receive no country club or golf club memberships. We may, however, consider such perquisites in the future.

Board Process

The Compensation Committee of the Board of Directors approves all compensation and awards to our executive officers and other employees and thereafter submits its recommendation to the full Board for approval (excluding Mr. Jones in the case of his compensation). All such decisions are made with the consultation of the Chief Executive Officer, except those relating to the compensation of the Chief Executive Officer. Except for salary adjustments and cash bonus and equity awards to the Chief Executive Officer, these items are generally based upon the recommendation of the Chief Executive Officer. For example, in 2013, the Chief Executive Officer made recommendations with respect to bonuses and salary increases for all other employees (other than himself) and the Compensation Committee and Board adopted such recommendations. Our Chief Executive Officer does not attend or participate in discussions with the Compensation Committee relating to his compensation. With respect to salary adjustments and cash bonus and equity items to the Chief Executive Officer, the Compensation Committee establishes such awards for the Chief Executive Officer subject to review and approval of the Board.

At our 2014 Annual Meeting, our shareholders, in an advisory vote, are being asked to approve a resolution on our executive compensation (“say on pay”). After the shareholder vote, the Board will consider the shareholder recommendations with respect to compensation, but is not bound by them and any changes to compensation are subject to, among other things, existing contractual arrangements and the impact on our continued ability to retain and attract qualified personnel. The next say on pay shareholder vote must occur on or before our 2017 Annual Meeting and the next vote on the frequency of the say on pay shareholder vote must occur on or before our 2017 Annual Meeting.

Summary Compensation Table and Discussion of Employment and Incentive Arrangements

The following table sets forth a summary of the compensation paid by us for services rendered in all capacities to us during each of the three fiscal years ended December 31, 2013, to our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers (collectively, the “2013 named executive officers”) whose total annual compensation for 2013 exceeded $100,000:

Summary Compensation Table

Name and Principal Position	Year	Base Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-equity incentive plan compensation ($)(1)	Total ($)
Robert B. Jones, President and CEO since July 7, 2011, Interim President and CEO from April 28, 2011 and SVP & COO prior thereto	2011	336,285	138,800	278,000	—	753,085
	2012	383,000	—	219,353	—	602,353
	2013	383,000	—	197,546	126,400	706,946

Peter A. Clemens SVP & CFO	2011	211,500	96,500	122,000	—	430,000
	2012	219,000	—	121,863	—	340,863
	2013	219,000	—	107,752	72,300	399,052
Albert W. Brzeczko VP, Technical Affairs of Acura Pharmaceutical Technologies, Inc.	2011	273,000	41,100	122,000	—	436,100
	2012	282,000	—	170,608	—	452,608
	2013	282,000	—	107,752	50,800	440,552
Robert A. Seiser VP, Treasurer & Corporate Controller	2011	165,000	33,500	122,000	—	320,500
	2012	170,000	—	97,490	—	267,490
	2013	170,000	—	53,876	30,600	254,476
J. Bradley Rivet, Vice President of Marketing	2011	32,788	6,200	314,000	—	352,988
	2012	155,000	—	97,490	—	252,490
	2013	155,000	—	71,835	16,500	243,335

(1)	The performance targets in the bonus plan are subject to adjustment throughout the year. Earnings from such plan for 2011 were reported in the bonus column. Had such earnings been reported in the non-equity incentive compensation column all numbers in the bonus column would be moved to the non-equity incentive compensation column.
(2)	The 2011 entries reflect the grant date fair value of options with respect to 80,000, 35,000, 35,000, 35,000 and 95,000 underlying shares issued in 2011 to Messrs. Jones, Clemens, Brzeczko, Seiser and Rivet, respectively. The 2012 entries reflect the grant date fair value of options with respect to 90,000, 50,000, 70,000, 40,000 and 40,000 underlying shares issued in 2012 to Messrs. Jones, Clemens, Brzeczko, Seiser and Rivet respectively. The 2013 entries reflect the grant date fair value of options with respect to 137,500, 75,000, 75,000, 37,500 and 50,000 underlying shares issued in 2012 to Messrs. Jones, Clemens, Brzeczko, Seiser and Rivet respectively. Grant date fair values are computed in accordance with FASB ASC Topic 718. To calculate grant date fair value, we consider an assumed risk free interest rate and a historical volatility percentage for our Common Stock. For options issued in 2011 we used a risk free interest rate of 1.92% and historical volatility of 114%. For options issued in 2012 we used a risk free interest rate of 1.72% and historical volatility of 114%. For options issued in 2013 we used a risk free interest rate of 2.89% and historical volatility of 109%. In all cases we excluded the possibility of forfeiture and calculated values based on 10 year option terms. See Note 10 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a general discussion of assumptions used in calculating grant date fair value.

Other Compensatory Arrangements

Our executive officers participate in medical, dental, life and disability insurance plans provided to all of our employees.

Employment Agreements

Robert B. Jones commenced employment with us on April 7, 2008 pursuant to an Employment Agreement dated March 18, 2008 as our Senior Vice President and Chief Operating Officer. On April 28, 2011, Mr. Jones was appointed our Interim President and Chief Executive Officer and his salary was increased from $300,000 to $338,500. On July 7, 2011, Mr. Jones was named President and Chief Executive Officer and his salary was increased from $338,500 to $377,000. His salary was further increased to $383,000 commencing January 1, 2012 and to $390,000 commencing January 1, 2014. The term of the Employment Agreement is currently scheduled to expire December 31, 2014. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from us (which would give Mr. Jones the right to terminate his employment for Good Reason) or Mr. Jones at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period. Pursuant to the Employment Agreement Mr. Jones is eligible for annual bonuses of up to 100% of his base salary on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. In 2013, Mr. Jones was awarded bonus of $126,400. The Employment Agreement provides for our grant in April 2008 to Mr. Jones of stock options exercisable for up to 30,000 shares of Common Stock at an exercise price equal to the last sale price of our Common Stock on the last trading day prior to his April 7, 2008 commencement date. The stock option provides for vesting of 1,500 shares on the last day of each month commencing May 31, 2008 and as of December 31, 2009 the stock option was fully vested. In addition, on May 23, 2008, April 24, 2009, December 16, 2010, December 16, 2011, December 14, 2012 and December 12, 2013 we granted Mr. Jones stock options to purchase 160,000 shares, 160,000 shares 250,000 shares, 80,000 shares, 90,000 and 137,500 shares of our Common Stock, respectively, in each case exercisable at the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”). The Employment Agreement also provides for our grant in April 2008 to Mr. Jones of a Restricted Stock Unit Award providing for our issuance of up to 50,000 shares of our Common Stock. The Restricted Stock Units granted to Mr. Jones in 2008 vested 2,500 shares on the last day of each month commencing May 31, 2008 and as of December 31, 2009 were fully vested. See “-Compensation Discussion and Analysis-Restricted Stock Units” for details on the issuance of shares underlying the Restricted Stock Unit Awards which issuance was completed on January 1, 2014. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event that we terminate the Employment Agreement without Cause or Mr. Jones terminates the Employment Agreement for Good Reason, we are required to pay Mr. Jones an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year (to the extent it has not already been paid), as well as Mr. Jones’ base salary for one year (such salary amount being the “Severance Pay”). Pursuant to an amendment to Mr. Jones’ Employment Agreement entered into in 2012, in case of termination without Cause and for Good Reason or for voluntary termination more than two years after a Change of Control, such Severance Pay and bonus is payable in equal monthly installments over a period of twelve (12) months, with the first six installments payable six months and one day after termination, if mandated by applicable law, which requires certain payments to certain officers of a public company (“specified employees”) to be made commencing six months after termination However, if such termination is without Cause, for Good Reason or for voluntary termination within two years of a qualifying Change of Control, then the Severance Pay and bonus is payable in a lump sum six months and one day after termination (unless a six month delay is not required by applicable law in which case it is payable 31 days after termination). In addition, upon a termination without Cause or for Good Reason or voluntarily after a Change of Control, any shares remaining unvested under stock options and restricted stock units granted to Mr. Jones will vest in full and Mr. Jones will be entitled to continued coverage under our then existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination. The Employment Agreement restricts Mr. Jones from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to one year after the termination of his employment with us. In addition, Mr. Jones has agreed not to (and not to cause or direct any person to) hire or solicit for employment any of our employees or those of our subsidiaries or affiliates (i) for six (6) months following the termination of his employment by us without Cause or by him for Good Reason, prior to a Change of Control, (ii) for twelve (12) months following the termination of his employment for Cause, prior to a Change of Control, or (iii) twenty-four (24) months following a Change of Control. The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Jones’ options following a number of termination scenarios or a Change of Control.

Peter A. Clemens is employed pursuant to an Employment Agreement effective as of March 10, 1998, as amended, which provides that Mr. Clemens will serve as our Senior Vice President and Chief Financial Officer for a term currently scheduled to expire December 31, 2014. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from the Company or Mr. Clemens at least ninety (90) days prior to the expiration of any renewal period. Pursuant to a 2008 amendment to the Employment Agreement, our non-renewal of the Employment Agreement is considered as a termination without Cause for all purposes under the Employment Agreement. Mr. Clemens current base salary under the Employment Agreement is $280,000 (increased from $219,000) commencing January 1, 2014, pursuant to a 2013 amendment to his employment agreement pursuant to which his maximum bonus was reduced from 100% to 70% of base salary. In 2013, Mr. Clemens was awarded a bonus of $72,300. The Employment Agreement also provides for the grant of stock options on March 10, 1998 to purchase 30,000 shares of our Common Stock at an exercise price of $23.75 per share, which options vest in equal increments of 2,500 option shares at the end of each quarterly period during the term of the Employment Agreement (as such vesting schedule may be amended by mutual agreement of Mr. Clemens and the Board of Directors). In addition, in August 2004, the Company granted stock options to Mr. Clemens to purchase 37,500 shares of Common Stock at an exercise price of $1.30 per share, which exercise price represents a discount to the fair market value of our Common Stock on the date of grant. Such stock options vested in four equal portions at the end of each annual period commencing March 9, 2005. Such stock options are exercisable (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”) in four equal installments on January 1 of each of 2011, 2012, 2013 and 2014, provided that such options may be exercised only in the calendar year in which they first become exercisable, and in any event no later than their respective expiration dates. In addition, on May 23, 2008, April 24, 2009, December 16, 2010, December 16, 2011, December 14, 2012 and December 12, 2013 we granted Mr. Clemens options to purchase 100,000 shares, 120,000 shares, 40,000 shares, 35,000 shares, 50,000 and 75,000 shares of our Common Stock, respectively, in each case at an exercise price equal to the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”). We also granted Mr. Clemens RSUs, in 2005, as acknowledged by his Employment Agreement and additional RSUs in 2009. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated by us without Cause or by Mr. Clemens for Good Reason, we are required to pay Mr. Clemens an amount equal to twice his then base salary, payable in the case of termination without Cause or for Good Reason six months and one day after termination (unless he is not a specified employee at termination in which case payment is in a lump sum within 30 days following termination) and to continue to provide Mr. Clemens coverage under our then existing benefit plans, including medical and life insurance, for a term of 24 months. The Employment Agreement permits Mr. Clemens to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment Agreement), in which case he would receive the same payments on the same schedule as on a termination for Good Reason. In addition, Mr. Clemens’ estate is entitled to six month’s salary upon his death as well as a pro rata bonus for the number of months he worked in the year of his death. The Employment Agreement also restricts Mr. Clemens from disclosing, disseminating or using for his personal benefit or for the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to two years after the earlier to occur of the expiration of the term and the termination of his employment. In addition, for a period of two (2) years from and after the effective date of the termination of his employment with us (for any reason whatsoever),

(i) induce or attempt to influence any employee of the Corporation or any of its subsidiaries or affiliates to leave its employ, or (ii) aid any person, business, or firm, including a supplier, a competitor, licensor or customer of or our manufacturer for the Corporation, in any attempt to hire any person who shall have been employed by us or any of our subsidiaries or affiliates within the period of one (1) year of the date of any such requested aid The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Clemens’ options following a number of termination scenarios or a Change of Control.

Events Affecting Stock Option Vesting and Exercise (For Messrs. Jones and Clemens)

Event	Vesting of All Options (Options not subject to Section 409A(1) are exercisable upon vesting)	Exercisability of Options not subject to section 409A(1)	Exercisability of Options Subject to Section 409A(1)
Termination due to Death	Options vest for one month after death; after that no additional vesting	Vested options immediately exercisable for one year following termination	Vested options immediately exercisable for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination by Company Without Cause or by Employee for Good Reason or termination by Employee following Change of Control (not qualifying under Section 409A)	All options fully vest.	Vested options immediately exercisable for one year following termination Vested options exercisable for 12 months for Mr. Jones (twenty four months in the case of Mr. Clemens)	Vested options exercisable commencing six months after termination for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination due to Disability	No additional vesting	Vested options immediately exercisable for one year following termination	Vested options exercisable commencing six months after termination for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination by the Company for Cause or by executive other than for Good Reason	No additional vesting	Vested options immediately exercisable for 40 days following termination	Vested options exercisable commencing six months after termination for the lesser of (a) 40 days or (b) the last day of the calendar year in which they first become exercisable
Change of Control	Options fully vest for Mr. Jones.	Vested options immediately exercisable	Vested options exercisable upon Change of Control qualifying under Section 409A during the year in which the Change of Control occurs

(1)	See Footnote 1 to table entitled “Outstanding Equity Awards at 2013 Year-End” and corresponding text for identification of options subject to Section 409A. Mr. Jones does not hold any such options.

Mr. Seiser, Mr. Rivet and Dr. Brzeczko are not parties to an employment agreement. Dr. Brzeczko was hired pursuant to an offer letter pursuant to which he received a $40,000 signing bonus and is eligible for annual bonuses of up to 35% of his base salary. Upon commencement of his employment on February 9, 2009, he received 24,000 RSUs vesting in equal installments over 24 months, and stock options exercisable for 96,000 shares of Common Stock vesting in equal installments over 24 months. Dr. Brzeczko’s annual salary is $285,000 (increased from $282,000 effective January 1, 2014). Dr. Brzeczko is eligible for annual option grants. On December 16, 2010, December 16, 2011, December 14, 2012 and December 12, 2013,

Dr. Brzeczko was granted stock options exercisable at the fair market value on date of grant for 32,000, 35,000, 70,000 and 75,000 shares of Common Stock, respectively, vesting in equal installments over 24 months.

Mr. Seiser is employed at an annual salary of $172,000 (increased from $170,000 effective January 1, 2014). Mr. Seiser is eligible for annual option grants. On December 16, 2010, December 16, 2011, December 14, 2012 and December 12, 2013 we granted Mr. Seiser stock options exercisable at the fair market value on date of grant for 32,000 35,000, 40,000 and 37,500 shares of Common Stock, respectively, vesting in equal installments over 24 months. Prior to 2010 we had granted Mr. Seiser options and RSUs.

Mr. Rivet is employed pursuant to an offer letter pursuant to which he received a base salary of $155,000 (subsequently increased effective January 1, 2014 to $172,000) and is eligible for annual bonuses of up to 35% of his base salary. Upon his hiring in October 2011 and on December 16, 2011, Mr. Rivet was granted stock options exercisable at the fair market value on date of grant for 60,000 shares and 35,000 shares of common stock, respectively, vesting in equal installments over 24 months. In addition, on December 14, 2012 and December 12, 2013 we granted Mr. Rivet stock options exercisable at the fair market value on date of grant for 40,000 and 50,000 shares of Common Stock, respectively, vesting in equal installments over 24 months.

Each of Dr. Brzeczko, Mr. Seiser and Mr. Rivet are eligible for bonuses of up to 35% of base salary. For 2013 they received bonuses of $50,800, $30,000 and $16,500, respectively, based on their individual performance (50% weighting) and our organizational goals (50% weighting).

Stock Option Plans

We maintain two stock option plans adopted in 1998 and 2008, respectively. In the past we used, and may continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders.

The 1998 Stock Option Plan

The 1998 Stock Option Plan was adopted by the Board of Directors in April, 1998 and approved by our shareholders in June, 1998. The 1998 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase shares of our Common Stock. The 1998 Stock Option Plan was amended by the Board of Directors in April, 1999 to increase the number of shares available for the grant of options under the Plan from 260,000 to 360,000 shares. Our shareholders ratified the Plan amendment on August 19, 1999. The 1998 Stock Option Plan was further amended by Board of Directors in April, 2001 to increase the number of shares available for grant of options under the Plan from 360,000 to 810,000 shares. Our shareholders ratified the Plan amendment on June 14, 2001. The 1998 Stock Option Plan was further amended by the Board of Directors on May 5, 2004 to increase the number of shares available for grant of options under the Plan from 810,000 to 2,000,000 shares. Our shareholders ratified the Plan amendment on August 12, 2004. The 1998 Stock Option Plan was further amended on February 8, 2006 to make such plan compliant with Section 409A of the Internal Revenue Code, as amended. Our shareholders ratified the amendment on December 14, 2006. On June 25, 2009, the 1998 Stock Option Plan was further amended by our shareholders to allow participants to require us to withhold Common Stock upon exercise of options for payment of exercise price and statutory minimum withholding taxes. As of December 31, 2013, stock options to purchase 166,105 shares of Common Stock had been granted under the 1998 Stock Option Plan. Of such option grants, 23,150 are ISO’s and 142,955 are non-qualified options. No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock. The exercise price of non-qualified options exercisable for 62,208 shares of Common Stock has been set at less than the fair market value on the date of grant of the underlying Common Stock. Subject to the terms of the 1998 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant. An employee may not receive ISO’s exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options.

Options issued at a discount under the 1998 Stock Option Plan, which had not vested as of December 31, 2004, are exercisable (subject to earlier exercise as described below) in four equal installments on January 1 of each of 2011, 2012, 2013 and 2014. These options are exercisable earlier than stated above upon a qualifying change of control and upon termination of employment (generally for a period of 90 days), subject in the case of termination, to a 6 month waiting period prior to exercise for Messrs. Jones, Clemens and Seiser. In no event are these options exercisable outside the calendar year in which they first become exercisable.

In April, 2008 the 1998 Stock Option Plan expired and the remaining unissued shares allocated to the Plan were terminated. The average per share exercise price for all outstanding options under the 1998 Stock Option Plan is $5.39.

The 2008 Stock Option Plan

The 2008 Stock Option Plan was adopted by the Board of Directors on March 14, 2008 and approved by our shareholders on April 30, 2008. On June 25, 2009, the 1998 Stock Option Plan was amended to allow participants to require us to withhold Common Stock upon exercise of options for payment of exercise price and statutory minimum withholding taxes. The 2008 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase in the aggregate up to 6,000,000 shares of our Common Stock. As of December 31, 2013, stock options to purchase 3,571,417 shares of Common Stock had been granted under the 2008 Stock Option Plan. Of such option grants, 1,691,592 are ISOs and 1,879,825 are non-qualified options. No exercise price of an ISO or a non-qualified stock option was set at less than 100% of the fair market value of the underlying Common Stock. Subject to the terms of the 2008 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant. An employee may not receive ISO’s exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options. The average per share exercise price for all outstanding options under the 2008 Stock Option Plan is $4.96.

2005 Restricted Stock Unit Award Plan

On December 22, 2005, the Board of Directors approved our 2005 Restricted Stock Unit Award Plan (the “2005 RSU Plan”) for our employees and non-employee directors. The RSU Plan was amended by the Board of Directors on October 26, 2006 to allow transfer of RSUs under limited circumstances. On December 14, 2006, our shareholders ratified the 2005 RSU Plan, as amended, at our 2006 Annual Shareholders’ Meeting. A RSU represents the contingent obligation of the Company to deliver a share of our Common Stock to the holder of the RSU on a distribution date. On March 14, 2008 the Board of Directors adopted and on April 30, 2008 our shareholders ratified an amendment to the 2005 RSU Plan increasing the number of shares available under the 2005 RSU Plan from 3 million to 3.5 million.

The purpose of the 2005 RSU Plan is to attract, motivate and retain experienced and knowledgeable employees by offering additional stock-based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company and to attract and retain qualified non-employee directors. The 2005 RSU Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended and is designed to confirm that compensation deferred under the Plan which is subject to Code Section 409A is not included in the gross income of 2005 RSU Plan participants until such time as the shares of Common Stock underlying RSUs are distributed as set forth in the Plan and Code Section 409A.

The RSU Plan is administered by our Board of Directors or a Committee appointed by the Board of Directors. However, with respect to non-employee directors, the Board administers the Plan, and the Committee has no discretion with respect to any grants to non-employee directors. RSUs granted under the RSU plan vest on a schedule determined by the Board of Directors or such Committee as set forth in a restricted stock unit award agreement. Unless otherwise set forth in such award agreement, the RSUs fully vest upon a change in control (as defined in the 2005 RSU Plan) of the Company or upon termination of an employee’s employment without cause or due to death or disability, and in the case of a non-employee director, such person’s death or disability or if such person is not renominated as a director (other than for “cause” or refusal to stand for re-election) or is not elected by our stockholders, if nominated. Vesting of an RSU entitles the holder thereof to receive a share of Common Stock of the Company on a distribution date (after payment of the $0.01 par value per share).

Absent a change of control, one-fourth of vested shares of Common Stock underlying an RSU award are distributed (after payment of $0.01 par value per share) on January 1 of each of 2011, 2012, 2013 and 2014 (all of such distributions have seen completed, with the final distribution made on January 1, 2014). If a change in control had occurred, the vested shares underlying the RSU award will be distributed at or about the time of the change in control. No dividends accrued on the shares underlying the RSUs prior to issuance. The recipients of RSU awards need not be employees or directors of the Company on a distribution date.

RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the recipients other than by will or by the laws of descent or distribution and to (i) the spouse, children or grandchildren of the awardees (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee (or Board in absence of a Committee). A married recipient may generally designate only a spouse as a beneficiary unless spousal consent is obtained.

Recipients of RSUs generally will not recognize income when they are awarded RSUs (unless they elect to recognize income by making a Section 83(b) election). RSU recipients will recognize ordinary income in an amount equal to the fair market value of the shares of our Common Stock issued pursuant to a distribution under the RSU. We will generally be entitled to a tax deduction in the same amount.

As of December 31, 2013 we had granted RSUs providing for our issuance of up to an aggregate of 3,333,000 shares of our Common Stock. On January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, RSUs for 829,000, 829,000, 829,000 and 829,000 shares, respectively were exchanged (together with the $.01 par value per share) for Common Stock in accordance with the distribution schedule provided in the 2005 RSU Plan outstanding. At February 1, 2014, no RSU awards shares were outstanding under our 2005 RSU Plan. We do not intend to issue additional RSUs under the 2005 RSU Plan.

The following table presents information regarding outstanding stock and stock option awards at December 31, 2013 for each of the 2013 named executive officers:

Outstanding Equity Awards at 2013 Year-End(1)

	Stock Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert B. Jones	30,000	—		$8.64	04/06/2018
	160,000	—		$9.87	05/23/2018
	160,000	—		$6.29	04/23/2019
	250,000	—		$3.02	12/15/2020
	80,000	—		$3.72	12/14/2021
	48,750	41,250		$2.61	12/13/2022
	5,729	131,771		$1.55	12/11/2023
Peter A. Clemens	—	9,375	(2)	$1.30	03/09/2014
	100,000	—		$9.87	05/23/2018
	120,000	—		$6.29	04/23/2019
	40,000	—		$3.02	12/15/2020
	35,000	—		$3.72	12/14/2021
	27,083	22,916		$2.61	12/13/2022
	3,125	71,875		$1.55	12/11/2023
Albert W. Brzeczko	96,000	—		$5.70	02/08/2019
	32,000	—		$3.02	12/15/2020
	35,000	—		$3.72	12/14/2021
	37,917	32,083		$2.61	12/13/2022
	3,125	71,875		$1.55	12/11/2023
Robert A. Seiser	—	6,225	(2)	$1.30	03/09/2014
	80,000	—		$9.87	05/23/2018
	96,000	—		$6.29	04/23/2019
	32,000	—		$3.02	12/15/2020
	35,000	—		$3.72	12/14/2021
	21,667	18,333		$2.61	12/13/2022
	1,562	35,937		$1.55	12/11/2023
J. Bradley Rivet	60,000	—		$3.67	10/02/2021
	35,000	—		$3.72	12/14/2021
	21,667	18,333		$2.61	12/13/2022
	2,083	47,916		$1.55	12/11/2023

(1)	As of December 31, 2013, Messrs. Jones, Clemens, Brzeczko and Seiser also held 23,750, 117,500, 6,000 and 47,250 RSUs, respectively, which are fully vested. Mr. Rivet held no RSUs.
(2)	See “Stock Option Plans — 1998 Stock Option Plan” for information regarding these options which were issued at a discount to fair market value and also see table entitled “Events Affecting Stock Option Vesting And Exercise” (column labeled “Exercisability of Options Subject to Section 409A”) with respect to Mr. Clemens and “Potential Payments Upon Termination or Change in Control with respect to Messrs. Rivet and Seiser. These options are currently fully vested but are exercisable commencing January 1, 2014.

Grants of Plan Based Awards in 2013

The following table presents information regarding the grant of awards made to our 2013 named executive officers in the last completed fiscal year under our 2008 Stock Option Plan. No awards were granted under our 2005 RSU Plan in 2013.

Grants of Plan-Based Awards

Name	Grant Date	Estimated possible payouts under non-equity incentive plan awards(1)			Option awards under the 2008 Stock Option Plan-Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(2)
		Threshold ($)	Target ($)	Maximum ($)
Robert B. Jones	2/28/2013 12/12/2013	0	383,000	383,000	137,500	$1.55	$197,546
Peter A. Clemens	2/28/2013 12/12/2013	0	219,000	219,000	75,000	$1.55	$107,752
Albert W. Brzeczko	2/28/2013 12/12/2013	0	98,700	98,700	75,000	$1.55	$107,752
Robert A. Seiser	2/28/2013 12/12/2013	0	59,500	59,500	37,500	$1.55	$53,876
J. Bradley Rivet	2/28/2013 12/12/2013	0	54,250	54,350	50,000	$1.55	$71,835

(1)	The Company paid bonuses of $126,400, $72,300, $50,800, $30,600 and $16,500 to Messrs. Jones, Clemens, Brzeczko, Seiser and Rivet, respectively in 2013.
(2)	See Note 2 to Summary Compensation Table for methodology used in computing grant date fair value. See also Note 10 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

Option Exercises in 2013

The following table presents information regarding option exercises that occurred in our last completed fiscal year.

Option Exercises In Fiscal Year 2013(1)

	Option Awards
Name	Number of shares acquired on exercise	Value realized on exercise ($)
Robert B. Jones	—	—
Peter A. Clemens	9,375	$2,250
Albert W. Brzeczko	—	—
Robert A. Seiser	6,225	$10,832
J. Bradley Rivet	—	—

(1)	No RSUs vested in 2013, however, Messrs. Jones, Clemens, Brzeczko and Seiser exchanged 23,750, 117,500, 6,000, and 47,500 RSUs, respectively for the same number of shares of common stock (along with payment of a $.01 par value per share).

Securities Authorized For Issuance under Equity Compensation Plans

The following table includes information as of December 31, 2013 relating to our 1998 and 2008 Stock Option Plans and our 2005 Restricted Stock Unit Award Plan, which comprise all of our equity compensation plans. The table provides the number of securities to be issued upon the exercise of outstanding options and distributions under outstanding Restricted Stock Unit Awards under such plans, the weighted-average exercise price of outstanding options and the number of securities remaining available for future issuance under such equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number Of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Column a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Column b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a (Column c)
Stock Option Equity Compensation Plans Approved by Security Holders	3,737,522	$4.98	2,422,556
Stock Option Equity Compensation Plans Not Approved by Security Holders	—	—	—
Restricted Stock Unit Equity Compensation Plans Approved by Security Holders	829,000	$0.01	184,000
Restricted Stock Unit Equity Compensation Plans Not Approved by Security Holders	—	—	—
TOTAL	4,566,522	$3.88	2,606,556

Potential Payments Upon Termination or Change in Control

Messrs. Brzeczko, Seiser and Rivet

Options. If a change of control occurs (which constitutes a change of control under the stock option agreements) there is no accelerated vesting of options for Messrs. Brzeczko, Seiser or Rivet. Upon the occurrence of a change of control that meets the requirements of Section 409A of the Internal Revenue Code or upon termination of employment, stock options granted to Mr. Seiser to purchase 6,225 shares of Common Stock, at $1.30 per share become exercisable in full. In addition had Messrs. Brzeczko, Seiser or Rivet died on December 31, 2013 they would have vested in an additional 6,041, 3,229 and 3,750 options, respectively, representing one month of additional vesting in unvested options and realizing benefits of $11,596, $6,304 and $7,055, respectively.

RSUs. Upon the occurrence of a change of control that meets the requirements of Section 409A of the Internal Revenue Code, the RSUs are fully distributable for shares upon payment of the $.01 par value per share, instead of under their normal annual distribution schedule. All RSUs outstanding as of December 31, 2013, were distributed as of January 1, 2014.

In addition upon death, the estates of Messrs. Brzeczko, Rivet and Seiser would receive $50,000 in life insurance proceeds.

The dollar benefits described above are the compensation cost for such awards that would have been recognized in 2013 in our financial statements in accordance with FASB ASC TOPIC 718, had such accelerated vesting/distribution occurred.

Messrs. Jones and Clemens

Based upon a hypothetical triggering date of December 31, 2013, the quantifiable benefits for Messrs. Robert Jones and Peter Clemens upon a termination/change of control would have been as set forth the table below.

Triggering Event	Executive	Severance		Bonus		Value of Options Vesting(4)		Medical, Dental, Health, Disability and Life Insurance Benefits		Total(7)
Termination by Company without Cause or by Employee for Good Reason or by Executive after a Change of Control	Robert B. Jones	383,000	(1)(8)	—	(3)	289,851		26,270	(6)	$699,121
	Peter A. Clemens	438,000	(2)(9)	—	(3)	188,364		52,540	(10)	$678,904

Termination for Death	Robert B. Jones	—		—		17,369	(5)	50,000		$67,369
	Peter A. Clemens	114,500	(11)	—	(12)	9,566	(5)	50,000		$174.066
Termination for Disability	Robert B. Jones	—		—		—		—		$—
	Peter A. Clemens	—		—		—		—		$—
Termination with Cause	Robert B. Jones	—		—		—		—		—
	Peter A. Clemens	—		—		—		—		—
Change of Control Without Termination	Robert B. Jones	—		900,000	(13)	289,851		—		$1,189,851
	Peter A. Clemens	—		450,000	(13)	—		—		$450,000

The terms “Change of Control”, “Cause”, and “Good Reason” have the meanings in the listed executive’s employment agreements.

(1)	See “Employment Agreements” above under the description of Mr. Jones’ employment agreement for the payment schedule.
(2)	See “Employment Agreements” above under the description of Mr. Clemens’ employment agreement for the payment schedule.
(3)	Because bonuses were paid in mid-December 2013, named executives would not have been entitled to any additional bonuses upon termination at December 31, 2013.
(4)	The dollar amount reported is the compensation cost for such awards that would have been recognized in 2013 in our financial statements in accordance with FASB ASC TOPIC 718 had the unvested stock options at December 31, 2013 vested at such date. See “Employment Agreements” for a description of the exercise periods following termination.
(5)	The dollar amount reported is the compensation cost for such awards that were recognized in 2013 in our financial statements in accordance with FASB ASC TOPIC 718, for the vesting of options with respect to 9,479 shares that would vest within one month of December 31, 2013 if Mr. Jones died on such date and 5,208 shares that would vest within one month of December 31, 2013 if Mr. Clemens died on such date.
(6)	Represents the value of medical, dental, disability and life insurance for the twelve months following termination. This amount is estimated.
(7)	Excludes accrued vacation.
(8)	Represents one year of salary, at the rate in effect on December 31, 2013.
(9)	Represents two years of base salary, at the rate in effect on December 31, 2013.
(10)	Represents the estimated value of medical, dental, disability and life insurance for the twenty-four months following termination.
(11)	Represents six months of base salary.
(12)	Mr. Clemens would have been entitled to 12 months of bonus had he died December 31, 2013 but he already received his bonus in mid-December.

(13)	Payment to be made under Strategic Transaction Bonus Grant Agreement, which also could be paid for certain strategic transactions that do not constitute changes of control.

Director Compensation

The following table sets forth a summary of the compensation paid by us to our Directors (other than Robert Jones, whose compensation, is reflected in the Summary Compensation Table) for services rendered in all capacities to us during the fiscal year ended December 31, 2013:

2013 DIRECTOR COMPENSATION

Director	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
William G. Skelly	43,375		—	32,507	75,882
Bruce F. Wesson	41,375		—	32,507	73,882
Richard J. Markham(4)	7,813		—	—	7,813
Immanuel Thangaraj(4)	22,500	(3)	—	32,507	55,007
George K. Ross	49,735		—	32,507	82,242

(1)	Mr. Skelly held fully vested RSUs with respect to 25,000 underlying shares, as of December 31, 2013. Messrs. Wesson, Markham, Thangaraj and Ross held no RSUs. In January 2013, Mr. Skelly exchanged 25,000 RSUS and $0.01 par value per share, for 25,000 shares of Common Stock.
(2)	Messrs. Skelly, Wesson, Markham, Thangaraj and Ross, held vested options with respect to, 100,000, 100,000, 75,000, 100,000 and 90,000 underlying shares, respectively, as of December 31, 2013. Each of Messrs. Skelly, Wesson, Markham, Thangaraj and Ross was awarded options to purchase 15,000 shares of our Common Stock on January 2, 2013 at an exercise price of $2.32. The dollar amounts represent the grant date fair value of such options awarded in 2013 in accordance with FASB ASC Topic 718 and exclude the possibility of forfeiture. In computing the grant date fair value under a Black-Scholes model we used a risk free interest rate of 1.86% historical volatility of 113.64% and an option term of 10 years, for the options issued January 2, 2013. See Note 10 to our Financial Statements for a general discussion of our assumptions.
(3)	Committee and board meeting attendance fees waived.
(4)	Directors fees paid to Messrs. Thangaraj and Markham are remitted to Essex Woodlands and Care Capital, respectively. Mr. Markham resigned from the Board effective March 11, 2013.

From January 1, 2013 through September 30, 2013 our Director compensation program provided for a $20,000 annual retainer for each non-employee Director an additional annual retainer of $2,500 for the Chairman of the Compensation Committee, an additional $12,000 annual retainer for the Chairman of the Audit Committee, a $1,000 fee for each Board meeting attended in person ($500 if attended telephonically), and a $500 fee for each Committee meeting attended ($250 if attended telephonically), except that in lieu of Audit Committee meeting fees each member of the Audit Committee received a $5,000 annual retainer.

For 2013, non-employee Directors received an annual grant of options to purchase 15,000 shares of our Common Stock. The stock options have a term of 10 years and have an exercise price equal to the closing price of our Common Stock on the first trading day of the year of grant as reported by the NASDAQ Capital Market. The stock options vest in equal installments at the end of each calendar quarter during the year of grant.

Effective October 1, 2013, our Director compensation program was amended to provide as follows:

•	the annual retainer for each non-employee director was increased from $20,000 to $30,000;
•	separate Board meeting fees were discontinued;
•	an additional retainer for the Chairman of the Board (unfilled at present) was set at $20,000;
•	Audit Committee members receive a retainer of $7,500 per year (with no separate per meeting fee);
•	Audit Committee Chairperson receives an additional annual retainer of $10,000 (in addition to the $7,500 retainer as an Audit Committee member);

•	Compensation Committee members receive an annual retainer of $5,000 with no separate per meeting fee;
•	Compensation Committee Chairperson receives a $5,000 annual retainer (in addition to the $5,000 retainer for Compensation Committee members);
•	Deal Committee Members receive a $250 per meeting fee; and
•	Strategic Transaction Committee Members receive a $250 per meeting fee.

The annual retainer fees are payable in four equal installments at the end of each calendar quarter during the year.

In addition, for 2014 and beyond Directors will receive annual equity awards valued at $50,000 in the form of stock options or RSUS (if shareholders approve the 2014 RSU Plan set forth in Proposal 3). Directors who are also our employees receive no additional or special remuneration for their services as Directors. We also reimburse Directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

Compensation Committee Interlocks and Insider Participation

During 2013 there were no Compensation Committee interlocks or insider participation in compensation decisions.

Compensation Committee Report

The following report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C [17 CFR 240.14a-1 et seq. or 240.14c-1 et seq.], other than as specified, or to the liabilities of Section 18 of the Exchange Act [15 U.S.C. 78r].

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with Company management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

William Skelly, Bruce Wesson and Immanuel Thangaraj.

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

On or about October 1, 2012, GCE Holdings LLC (“GCE”) our then approximately 72.5%stockholder distributed (the “GCE Distribution”) all of its securities in the Company to its members, including Galen and certain of its affiliates, Care Capital and certain of its affiliates and Essex. As a result, as of the date of the GCE Distribution, Galen, Care Capital and Essex and their affiliated entities beneficially own 29.8%, 23.1% and 22.6%, respectively, of our common stock. GCE was the assignee of all shares of the Company’s preferred stock (prior to conversion of such preferred stock into common stock) formerly held by each of Galen, Care Capital and certain of their affiliates and Essex. Messrs. Azad, Markham and Thangaraj, each a Director at the time of the GCE Distribution, exercised investment control over the membership interests in GCE held by Galen, Care Capital and Essex, respectively, and correspondingly exercised investment control over our common stock held by GCE prior to the GCE Distribution.

As a condition to the completion of our 2004 debenture offering, we and the investors in our 2004 debentures and the holders of our outstanding 5% convertible senior secured debentures due March 31, 2006 issued by us during the period from 1998 through 2003 executed a certain Voting Agreement dated as of February 6, 2004 (the “Voting Agreement”). After giving effect to amendments to the Voting Agreement in November 2005 and January 2008, the Voting Agreement, provided that our Board of Directors shall be comprised of not more than seven (7) members, three (3) of whom shall be designees of GCE, one of whom shall be our CEO and three of whom shall be independent directors. The designees of GCE were Messrs. Wesson, Markham and Thangaraj. Mr. Wesson resigned as a member and manager of the general partners of Galen Partners III, L.P. and Galen Partners International III, L.P., and as a general partner of Galen Employee Fund III, L.P., and effective June 30, 2011 and in conjunction therewith was replaced by Mr. Azad as a GCE designee on the Board in July 2011.

On October 1, 2012, the Voting Agreement was further amended following the GCE Distribution, to provide that in lieu of GCE’s designation rights, each of Galen, Care Capital and Essex had the right to designate one director as a member of our Board of Directors, as long as they held 3,000,000 shares of our Common Stock (including warrants to purchase shares), provided that in the event the majority of the Board of Directors were not independent under Nasdaq Marketplace Rules then, the Board would be expanded so that additional independent directors would be added. At the time of such amendment, Messrs. Azad, Markham and Thangaraj, the former GCE designees, became the designees of Galen, Care Capital and Essex, respectively. Mr. Azad resigned effective December 31, 2012 and has not been replaced by Galen. Mr. Markham resigned effective March 11, 2013 and has not been replaced by Care Capital. In addition, the designees of each of Galen, Care Capital and Essex has the right to designate a member to any committee of our Board of Directors, provided that in the case of the Audit and Compensation committees they are independent under applicable Nasdaq rules.

Our Board has not adopted formalized written policies and procedures for the review or approval of related party transactions. As a matter of practice, however, our Board has required that all related party transactions, including, without limitation, each of the transactions described under the caption “Certain Relationships and Related Transactions,” be subject to review and approval by a committee of independent directors established by the Board. The Board’s practice is to evaluate whether a related party (including a director, officer, employee, Galen, Care Capital, Essex or other significant shareholder) will have a direct or indirect interest in a transaction in which we may be a party. Where the Board determined that such proposed transaction involves a related party, the Board formally establishes a committee comprised solely of independent directors to review and evaluate such proposed transaction (the “Independent Committee”). The Independent Committee is authorized to review any and all information it deems necessary and appropriate to evaluate the fairness of the transaction to us and our shareholders (other than the interested related party to such transaction), including meeting with management, retaining third party experts (including counsel and financial advisors if determined necessary and appropriate by the Independent Committee) and evaluating alternative transactions, if any. The Independent Committee is also empowered to negotiate the terms of such proposed related party transaction on our behalf. The proposed related party transaction may proceed only following the approval and recommendation of the Independent Committee. Following the Independent Committee’s approval, the related party transaction is subject to final review and approval of the Board as a whole, with any interested director abstaining from such action.

Each of the transactions described above under the caption “Certain Relationships and Related Transactions” were subject to the review, evaluation, negotiation and approval of an Independent Committee of the Board.

Director Independence

In assessing the independence of our Board members, our Board has reviewed and analyzed the standards for independence required under the NASDAQ Capital Market, including NASDAQ Marketplace Rule 5605 and applicable SEC regulations. Based on this analysis, our Board has determined that during 2013, each of Messrs. Bruce F. Wesson, Immanuel Thangaraj, Richard Markham (during the period he served as a director), William Skelly and George Ross met the standards for independence provided in the listing requirements of the NASDAQ Capital Market and SEC regulations.

Our Board has determined that with respect to our Compensation Committee, that Messrs. Skelly, Wesson, Markham (during the period he served as a director) and Thangaraj meet the standards for independence described above and that Messrs. Skelly, Wesson and Thangaraj meet the recently adopted additional independence standards of NASDAQ Rule 5605 relating to Compensation Committees.

Vote Required and Board Recommendation

Directors are elected by a plurality of the votes cast. The five candidates receiving the highest number of votes will be elected as directors.

The Board of Directors recommends that the shareholders vote FOR each of the above nominees for Director.

PROPOSAL 2

ADVISORY VOTE ON A RESOLUTION APPROVING EXECUTIVE COMPENSATION

Section 14A of the Securities Act requires that we hold a non-binding advisory vote of our stockholders to approve the compensation (“say-on-pay”) as disclosed in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement. Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors.

Our compensation philosophy is to pay for performance, support our business strategies, and offer competitive compensation arrangements. In the CD&A, we have provided shareholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs, and how our compensation plans are administered.

Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with an operating metric or as a function of the Company’s stock price. We have chosen the selected metrics to align employee compensation, including compensation for the executives named in the Summary Compensation Table of this Proxy Statement (the “2013 named executive officers”), to our business strategy.

The Board of Directors believes that executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement aligns with our peer group pay practices and coincides with our compensation philosophy.

FOR THE REASONS STATED, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the stockholders approve the compensation awarded by the Company to the 2013 named executive officers as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement as required by the rules of the Securities and Exchange Commission.”

Effect of Proposal

The say-on-pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of our 2013 named executive officers and on whether, and if so, how, to address stockholder disapproval remains with the Board of Directors and the Compensation Committee.

The Board of Directors believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of the Company and its stockholders.

The Board of Directors values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board of Directors will carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions. These compensation decisions will also take into account existing contractual obligations and our ability to retain and attract qualified personnel. The next say-on-pay shareholder vote must occur on or before our 2017 Annual Meeting and the next vote on the frequency of the say-on-pay shareholder vote must occur on or before our 2017 Annual Meeting.

Vote Required and Recommendation of the Board of Directors

To be approved, this proposal must receive an affirmative majority of the votes cast on the proposal at the Meeting.

The Board of Directors recommends that the shareholders APPROVE the current compensation arrangements of the 2013 named executive officers.

PROPOSAL 3

ADOPTION OF THE 2014 RESTRICTED STOCK UNIT AWARD PLAN

General

The Company’s 2014 Restricted Stock Unit Award Plan (the “2014 RSU Plan”) was approved by the Company’s Board of Directors on February 27, 2014. Under the 2014 RSU Plan, a Restricted Stock Unit (“RSU”) represents the right to receive (upon payment of $0.01 par value per share) a share of the Company’s Common Stock (or under certain circumstances, cash in lieu thereof (“Cash Settled RSUs”)) at a designated time or upon designated events. If the 2014 RSU Plan is not approved by stockholders pursuant to this Proposal 3, it will be of no force and effect. A copy of the 2014 RSU Plan, as amended, is set forth in Appendix A to this Proxy Statement.

Number of RSUs that may be granted.  The maximum aggregate number of shares which may be subject to RSUs granted under the 2014 RSU Plan is 2,000,000 shares of authorized, but unissued, or reacquired Common Stock. (See “Adjustments Upon Changes in Capitalization or Merger” below.) Payment of Cash Settled RSUs (as hereinafter defined) will reduce such limit. As of the date of this Proxy Statement, no Restricted Stock Units have been granted under the 2014 RSU Plan. If the 2014 RSU Plan is adopted by stockholders at the Meeting, it is anticipated that RSUs valued at $50,000 will be awarded immediately following this meeting to each of our four non-employee directors ($200,000 in total). If an RSU should expire or become forfeited for any reason without the underlying shares of Common Stock or cash subject to such RSU having been distributed, the underlying shares shall, unless the 2014 RSU Plan shall have been terminated, become available for further grant under the 2014 RSU Plan. Unless terminated earlier by the Board of Directors, the RSUs may be distributed under the 2014 RSU Plan until April 30, 2024. The 2014 RSU Plan allows for amendment by the Board of Directors, provide shareholder approval for the amendment is not required under NASDAQ rules or applicable law.

Purpose.  The 2014 RSU Plan is intended to assist the Company in securing and retaining key employees, consultants and directors by allowing them to participate in the ownership and growth of the Company through the RSUs. The granting of RSUs serves as partial consideration for and give key employees, directors and consultants an additional inducement to, remain in the service of the Company and will provide them with an increased incentive to work for the Company’s success. Cash Settled RSUs give non-employee directors the ability to pay tax on their other RSUs distributed simultaneously therewith.

The following discussion of the principal features and effects of the 2014 RSU Plan is qualified in its entirety by reference to the text of the 2014 RSU Plan, set forth in Appendix A attached hereto.

Administration

The 2014 RSU Plan is administered by the Company’s Board of Directors, or, except with respect to matters involving non-employee Directors (“Non-Employee Directors”), the Compensation Committee, provided it is comprised of not less than two members of the Board, each of whom must be Non-Employee Directors as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act (the “Committee”).

Powers of the Board/Committee.  The Board/Committee has the authority, subject to the provisions of the 2014 RSU Plan, to establish, adopt and revise such rules, regulations and forms and agreements and to interpret the 2014 RSU Plan and make all determinations relating to the 2014 RSU Plan as it may deem necessary or advisable. The Board/Committee also has the authority, subject to the provisions of the 2014 RSU Plan, to delegate ministerial, day-to-day administrative details and non-discretionary duties and functions to officers and employees of the Company. In the administration of the 2014 RSU Plan with respect to Non-Employee Directors, the Board has all of the authority and discretion otherwise granted to the Committee with respect to the administration of the 2014 RSU Plan.

All decisions, determinations and interpretations of the Board/Committee are binding and conclusive on participants in the 2014 RSU Plan and on their legal representatives and beneficiaries.

Director Participation in the RSU Plan.  Non-Employee Directors are eligible to receive RSU grants under the 2014 RSU Plan.

RSU Plan Eligibility

RSUs may be granted to any of the Company’s Non-Employee Directors, any of the Company’s employees or consultants, or any employees or consultants of any of the Company’s subsidiary corporations, including officers (collectively, “Eligible Participants”). As of the date of this Proxy Statement all of the Company’s 15 full-time employees and four Non-Employee Directors of the Company will be eligible participants (“Participants”) in the 2014 RSU Plan. Any Eligible Participant who has been granted an RSU may be granted additional RSUs.

The RSU Plan does not confer any rights upon any Participant with respect to continuation of employment or service as an employee, consultant or a Non-Employee Director.

Terms

RSU Award Agreement.  Each RSU granted under the 2014 RSU Plan is evidenced by a written award agreement (“RSU Award Agreement”), which contains the terms and conditions of the specific RSU granted.

Vesting of RSUs.  RSUs generally vest as set forth in the RSU Award Agreement.

In addition, unless expressly provided otherwise in the RSU Award Agreement, or an employment or consulting agreement each RSU immediately vests and is nonforfeitable to the Participant upon the occurrence of any of the following events:

(1)	a Participant’s service as an employee of the Company is terminated by the Company without Cause (as defined) or due to the Participant’s death or disability (as defined), or in the case of a Non-Employee Director, upon the Participant’s death or Disability or if the Participant is not renominated as a director (other than for “Cause” or refusal to stand for re-election) or is not elected by the Company’s stockholders, if nominated; or
(2)	a Change in Control (as defined in the RSU Plan)

Accelerated vesting does not directly translate into accelerated distribution of shares, subject to an RSU Award. For instance if the Company terminates an employee’s employment without cause, such employee’s RSUs will immediately vest (unless otherwise provided in the RSU Award Agreement) but, absent a Change in Control he will not commence to receive the shares underlying his RSU award until the scheduled distribution date.

Distribution of Shares Underlying RSUs.  RSU awards are generally distributed on the first business day of the year after they vest. Hence, if an award vests monthly during 2015, it will be distributed January 1, 2016. Non-Employee Directors may irrevocably elect to defer distributions to a specified date or dates and to take payment in cash instead of stock for up to 40% of the RSUs in an award (rendering such RSUs as “Cash Settled RSUs”). The cash payment election may be made at anytime before distribution, but any such cash payment is subject to any limits on redemption under any loan or other financing agreement. The deferral election must be made by the December 31 of the year before the grant, except that in the case of a grant in 2014, the deferral election may be made within 30 days of the date of the Non-Employee Director’s eligibility to participate in the 2014 RSU Plan. If the deferral election is made in the first year of eligibility of a Non-Employee Director under the Plan, then it shall only apply to RSUs granted for service earned from the first day of the calendar quarter commencing after such election until the end of such calendar year. A Non-Employee Director could specify multiple deferral dates with a percentage of RSUs to be paid on each such date. Unlike the case with Non-Employee Directors, under the 2014 RSU Plan, neither employees nor consultants have the option of deferring distributions. However, the Company has the option of establishing a RSU award that defers distributions to an employee or a consultant, including in installments (e.g., 25% of RSUs to be paid in 2016, 2017, 2018 and 2019). If a Change of Control occurs, all vested shares of Common Stock underlying an RSU (after payment of $0.01 per share par value) will be distributed by the Company to the holder of the RSU at or about the time of the Change in Control. No dividends accrue on shares of Common Stock underlying RSUs prior to distribution. Participants need not be employees, consultants or directors of the Company on a distribution date. A Change in Control for distribution purposes is generally the same as a Change in Control for vesting purposes, except that in order to have a Change in Control for distribution purposes, a change in control qualifying under Section 409A of the Code must occur.

Non-Transferability of RSUs.  RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the Participant other than by will or by the laws of descent or distribution and to (i) the spouse, children or grandchildren of the awardee (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee (or Board in absence of a Committee). A married Participant may generally designate only a spouse as a beneficiary unless spousal consent is obtained.

Termination of Status as an Employee or Non-Employee Director.  See “Vesting of RSUs”, above for a discussion of vesting upon termination of employment or service as a Non-Employee Director.

Dividend and Voting Rights.  Unless other provided in an RSU Award Agreement, Participants have no dividend rights and no voting rights with respect to the shares underlying RSUs until the RSUs settle in shares of Common Stock.

Amendment and Termination of the RSU Plan

The Board may terminate and, without shareholder approval, unless the same is required by the rules of the exchange where the Company’s stock trades, or applicable law, amend the 2014 RSU Plan.

Adjustments upon Changes in Capitalization or Merger

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction with respect to the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Board shall proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities or property) that thereafter may be made the subject of RSUs, (b) the number, amount and type of shares of Common Stock (or other securities or property) payable with respect to RSUs, and (c) and the number and type of RSUs (both credited and vested) under the 2014 RSU Plan.

Tax Status of the RSU Plan

The following is a summary of the effect of Federal income tax consequences to the holders of RSUs and the Company with respect to the grant of RSUs and the purchase and sale of shares under the 2014 RSU Plan. The following summary does not purport to be complete, and reference is made to the applicable provisions of the Code. The summary does not address other taxes that may affect recipients of RSUs such as state and local income taxes, Federal and state estate, inheritance and gift taxes and foreign taxes.

Tax Treatment of RSUs.  A holder will not recognize any taxable income at the time an RSU is granted. Upon distribution of shares of Common Stock underlying an RSU (“Shares”), a holder, will recognize ordinary income for federal tax purposes equal to the difference, if any, between the then fair market value of the Shares and the $0.01 par value of the Common Stock, which the holder must pay for each Share, or in the case of a Cash Settled RSU, the cash received. Upon a resale of the Shares acquired pursuant to a distribution under an RSU, any difference between the sale price and the holder’s tax basis in the Shares (as described below) will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months. Holders must also pay the Medicare portion of the FICA tax on the holder’s total compensation and the Social Security portion of FICA taxes on such income to the extent that such holder’s total compensation does not exceed the FICA wage base. Upon distribution of Shares underlying RSUs, a holder must pay state and federal withholding taxes on the difference between fair market value and the $0.01 par value per share.

The Company receives no tax deduction on the grant of an RSU, but is entitled to a tax deduction when the RSU holder recognizes taxable income on the settlement of the RSU, in the same amount as the income recognized by the holder of the RSU.

Section 162(m) Disallowance.  Under Section 162(m) of the Code, the Company may not be able to deduct remuneration paid to certain executives (the Chief Executive Officer and the three next most highly compensated executives (other than the Chief Executive Officer and the Chief Financial Officer) in excess of $1 million dollars in a single tax year. To the extent the value of the Shares distributed to such person in a tax year in settlement of the RSUs together with other consideration paid to such person exceed $1 million, the Company may not be able to deduct such amounts.

Excess Parachute Payments.  Under Section 280G and 4999 of the Code, compensatory payments to employees or other individuals who perform services for a corporation and who are officers, highly-compensated individuals or significant stockholders of the corporation may be treated as “excess parachute payments,” if the payments are contingent on a change in control of the corporation and exceed threshold amounts specified in the Code. Payments are not considered parachute payments if the taxpayer can show by clear and convincing evidence that they constitute reasonable compensation for personal services to be performed after the change in control or that they otherwise are not contingent on the change in control. The value of any accelerated vesting of an RSU is considered a compensatory payment for this purpose. The Treasury regulations under Section 280G provide that, with respect to the acceleration of vesting of shares, the amount treated as contingent on a change in control of the Company is the sum of (a) the increase in the present value resulting from the acceleration of vesting (the “Time Value Component”) plus (b) an amount that reflects the elimination of the obligation to perform services in order to continue vesting (the “Forfeiture Risk Component”). With respect to each unvested share or RSU, the Time Value Component equals the excess of (a) the value of the share or RSU on the accelerated vesting date divided by (b) the discounted present value of the share or RSU on its original vesting date (assuming that the fair market value of the underlying stock does not change). The present value generally is discounted based on an interest rate equal to 120% of the applicable federal rate (as defined in the Code) in effect on the date of the change in control. The Treasury regulations provide that the value of the Forfeiture Risk Component is 1% of the value of the payment for each full calendar month during which the RSU holder no longer needs to perform services in order to vest in the shares underlying the RSU. Excess parachute payments are not deductible by the Company and the recipient must pay a nondeductible excise tax equal to 20% of the excess parachute payments (in addition to regular income taxes on such payments). Further, the Company may have a withholding and reporting obligation, depending on the type of payment.

Section 409A.  The RSUs are subject to Section 409A of the Code. RSUs granted under the 2014 RSU Plan are intended to comply with the provisions of that Section with respect to deferred compensation. If the 2014 RSU Plan did not comply with the provisions of 409A, among other things, compensation under the 2014 RSU Plan would be subject to a 20% excise tax.

RSU Awards — New Plan Benefits

The following table reflects the anticipated issuance of awards under the 2014 RSU Plan to Non-Employee Directors.

NEW PLAN BENEFITS

2014 Restricted Stock Unit Award Plan

NAME AND POSITION	DOLLAR VALUE(3)		NUMBER OF UNITS
Robert B. Jones, President and Chief Executive Officer		(1)	(1)
Peter A. Clemens, Senior Vice President and Chief Financial Officer		(1)	(1)
Albert Brzeczko, Ph.D., Vice President, Technical Affairs of Acura Pharmaceutical Technologies, Inc.		(1)	(1)
Robert A. Seiser, Vice President, Corporate Controller and Treasurer		(1)	(1)
J. Bradley Rivet, Vice President of Marketing		(1)	(1)
Executive Group		(1)	(1)
Non-Executive Director Group	$2,000,000	(2)	(2)
Non-Executive Officer Employee Group		(1)	(1)

(1)	Cannot be determined as of the date of this Proxy Statement.
(2)	If the 2014 RSU Plan is adopted by stockholders it is anticipated that each of the four Non-Employee Directors will receive a grant of $50,000 of RSUs (the number of units is determined by dividing 50,000 by the stock price on the date of grant) with 50% of such units vesting on June 30, 2014 and 25% of such units vesting on each of September 30, 2014 and December 31, 2014. Under the director compensation scheme directors’ equity awards may be in options or RSUs. Assuming equity awards are in RSUs, and not in options, thereafter, on the first business day of each year each Non-Employee Director will receive a grant of $50,000 of RSUs vesting in equal installments on the last day of each calendar quarter. The entry in the table assumes that the Company’s four Non-Employee Directors will receive $200,000 in annual RSU grants over the 10 year term of the 2014 RSU Plan.

Vote Required

The majority of Votes Cast at the Meeting is required for adoption of the 2014 RSU Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the adoption of the 2014 RSU Plan.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

There will also be submitted for consideration and voting at the Meeting, the ratification of the appointment by our Audit Committee and our Board of Directors of BDO USA, LLP as our independent registered public accounting firm for the purpose of auditing and reporting upon our financial statements for the fiscal year ending December 31, 2014. Our Audit Committee and Board of Directors selected and approved the accounting firm of BDO USA, LLP as our independent registered public accounting firm to audit and report upon our financial statements for our fiscal year ending December 31, 2014. BDO USA, LLP has no direct or indirect financial interest in the Company.

Representatives of BDO USA, LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by shareholders.

Our registered independent public accounting firm is BDO USA, LLP. The fees billed by this firm in 2013 and 2012 were as follows:

	2013	2012
Audit Fees	$119,875	$98,466
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	119,875	98,466
Tax Fees	42,420	32,305
All Other Fees	—	—
Total for BDO USA, LLP	$162,295	$130,771

Audit Fees include professional services rendered in connection with the annual audit of our financial statements, and the review of the financial statements included in our Form 10-Qs for the related periods. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with our SEC registration statements or other documents filed with the SEC or used in connection with financing activities. We had no Audit-Related Fees which would include accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.”

Tax Fees include tax compliance, tax advice and tax planning services. These services related to the preparation of various state income tax returns, and our federal income tax return, and reviews of IRC Section 382.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with policies of the SEC regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the registered independent public accounting firm (the “Firm”). The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the Firm, the Audit Committee considers whether such services are consistent with the Firm’s independence, whether the Firm is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by BDO USA, LLP in 2013 and 2012 and related fees (as described in the captions above) were approved in advance by the Audit Committee.

AUDIT COMMITTEE REPORT

The members of our Audit Committee are George K. Ross, Chairman, Bruce F. Wesson and William G. Skelly. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter is available on our website at www.acurapharm.com under the menu item “Audit Committee Charter” appearing under the “Corporate” tab. Management is responsible for our internal control and financial reporting process. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and our independent public accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and our independent public accountants. The Audit Committee discussed with the independent public accountants matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Standard 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T; Public Company Accounting Oversight. Our independent public accountants also provided to the Audit Committee the written disclosures required by PCAOB Rule 3526, and the Audit Committee discussed with the independent public accountants that firm’s independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to us is compatible with the auditor’s independence.

Based upon the Audit Committee’s discussions with Management and the independent public accountants and the Audit Committee’s review of the representation of Management and the report of the independent public accountants, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

The foregoing has been approved by all current members of the Audit Committee.

George K. Ross (Chairman)
Bruce F. Wesson
William G. Skelly

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Vote Required

A majority of the Votes Cast at the Meeting is required to ratify the appointment of BDO USA, LLP as our independent registered accounting firm for the fiscal year ending December 31, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock, as of February 1, 2014, for individuals or entities in the following categories: (i) each of the Company’s Directors and nominees for Directors; (ii) the Company’s principal executive officer, the Company’s principal financial officer and the next three highest paid executive officers of the Company whose total annual compensation for 2013 exceeded $100,000 (the “2013 named executive officers”); (iii) all Directors and executive officers as a group; and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned. At February 1, 2014, there were 48,843,364 shares of our Common Stock outstanding.

Name of Beneficial Owner	Amount Owned		Percent of Class(1)
Galen Partners III, LP 680 Washington Boulevard, Stamford, CT 06901	12,031,499	(2)	24.4%
Care Capital II, LLC 47 Hulfish Street, Suite 310 Princeton, New Jersey 08542	5,090,220	(3)	10.3%
Essex Woodlands Health Ventures Fund V, L.P. 21 Waterway Avenue, Suite 225 Woodlands, TX 77380	10,284,886	(4)	20.8%
Robert B. Jones	825,694	(5)	1.7%
William G. Skelly	125,000	(6)	*
Bruce F. Wesson	114,904	(7)	*
Peter A. Clemens	624,238	(8)	1.3%
Immanuel Thangaraj	100,000	(9)	*
Robert A. Seiser	392,866	(10)	*
Albert W. Brzeczko	246,166	(11)	*
George K. Ross	93,000	(12)	*
J. Bradley Rivet	129,999	(13)	*
All Officers and Directors as a Group (10 persons)	3,082,312	(14)	6.0%

*	Represents less than 1% of the outstanding shares of the Company’s Common Stock.
(1)	Shows percentage ownership assuming (i) such party converts all of its currently convertible securities or securities convertible within 60 days of February 1, 2014 into the Company’s common stock, and (ii) no other Company security holder converts any of its convertible securities. No shares held by any Director or 2014 named executive officer has been pledged as collateral security.
(2)	Includes 10,535,083 shares and warrants to purchase 459,400 shares held by Galen Partners III, L.P., 950,122 shares and warrants to purchase 41,562 shares held by Galen Partners International III, L.P., and 43,394 shares and warrants to purchase 1,939 shares held by Galen Employee Fund III, L.P. (collectively, “Galen”). L. John Wilkerson, David W. Jahns, and Zubeen Shroff exercise voting, investment and dispositive rights over our securities held of record; by Galen.
(3)	By virtue of its status as general partner of Care Capital Investments II, LP and Care Capital Offshore Investments II, LP, Care Capital II, LLC, may be deemed to share voting and dispositive power with respect to 4,763,444 shares (including (i) 4,032,885 shares of Common Stock and (ii) warrants to purchase 730,559 shares of Common Stock that are exercisable within 60 days of the date of this filing) of our Common Stock held by Care Capital Investments II, LP and 326,776 shares (including (i) 276,656 shares of Common Stock and (ii) warrants to purchase 50,120 shares of Common Stock that are exercisable within 60 days of the date of this filing) of our Common Stock held by Care Capital Offshore Investments II, LP. Care Capital II, LLC disclaims beneficial ownership of the securities and this report shall not be deemed an admission that Care Capital II, LLC is the beneficial owner of such securities for purposes of Section 16 or for any other purpose, except to the extent of their pecuniary interest therein. The information with respect to Care Capital is based on Schedule 13D and Form 4s filed by them.
(4)	Includes 9,781,985 shares and warrants to purchase 502,901 shares. Mr. Thangaraj is the Board designee of Essex Woodlands Health Ventures Fund V, L.P. (“Essex”).
(5)	Includes 762,916 shares subject to stock options exercisable within 60 days of February 1, 2014.

(6)	Includes 100,000 shares subject to stock options exercisable within 60 days of February 1, 2014.
(7)	Includes 100,000 shares subject to stock options exercisable within 60 days of February 1, 2014.
(8)	Includes 350,208 shares subject to stock options exercisable with 60 days of February 1, 2014 including 3,605 shares held by son.
(9)	Includes 100,000 shares subject to stock options exercisable within 60 days of February 1, 2014. Mr. Thangaraj’s holdings do not include securities held by Essex. Mr. Thangaraj disclaims beneficial ownership in securities held by Essex except to the extent of his pecuniary interest therein.
(10)	Includes 282,141 shares subject to stock options exercisable within 60 days of February 1, 2014.
(11)	Includes 222,166 shares subject to stock options exercisable within 60 days of February 1, 2014.
(12)	Includes 90,000 shares subject to stock options exercisable within 60 days of February 1, 2014.
(13)	Includes 129,999 shares subject to stock options exercisable within 60 days of February 1, 2014.
(14)	Includes 2,384,571 shares which Directors and executive officers have the right to acquire within 60 days of February 1, 2014 through exercise of outstanding stock options. Includes securities held by James Emigh, our Vice President, Corporate Development, in addition to the officers and directors listed above.

GENERAL

We do not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling, posting and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our Common Stock held by such persons. We will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile. We do not expect to pay any compensation for the solicitation of proxies.

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact as well. Householding is available to both registered stockholders and beneficial owners of shares held in streetname.

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Broadridge Financial Solutions, Inc. at 1-800-542-1061 (toll free) or by writing to Broadridge Financial Solutions, Inc., Householding Dept, 51 Mercedes Way, Edgewood, NY 11717.

If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copies.

Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports on Form 10-K and proxy materials, as applicable for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

A copy of our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC, accompanies this Proxy Statement, if being sent by paper or email copy and can be accessed on the web together with this Proxy Statement at www.proxyvote.com. Upon written request, we will provide each shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120, Palatine, Illinois 60067, Attention: Mr. Peter A. Clemens, Senior Vice President and Chief Financial Officer, telephone (847) 705-7709.

All properly executed proxies delivered pursuant to this solicitation and not revoked, will be voted at the Meeting and will be voted in accordance with the specifications made thereon. In voting by proxy in regard to the election of directors, shareholders may vote in favor of each nominee or withhold votes as to all nominees or votes as to a specific nominee. With respect to voting on the ratification of our independent public accountants, shareholders may vote in favor of, may vote against or may abstain from voting on such proposal. Shareholders should specify their choices on the enclosed Proxy or when voting by telephone or through the internet as provided in the Notice of Internet Availability of Proxy Materials. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of all directors, FOR the advisory vote on executive compensation, FOR the adoption of the 2014 Restricted Stock Unit Award Plan and FOR the ratification of the appointment of BDO USA, LLP as our independent certified public accountants for the fiscal year ending December 31, 2014. See “Voting of Proxies” in this Proxy Statement, if you are a beneficial owner and not a record holder, as other rules apply with respect to your non-votes.

If you need directions on how to get to the Meeting please call Peter Clemens at 847-705-7709.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2013 Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC, will be available at www.proxyvote.com on or about March 18, 2014.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Any shareholder proposals intended to be presented at our 2015 Annual Meeting of Shareholders must be received by us on or before November 18, 2014 in order to be considered for inclusion in our proxy statement and proxy relating to such meeting.

SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2014 annual meeting is February 3, 2015. If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at our 2014 Annual Meeting of Shareholders.

By Order of the Board of Directors

PETER A. CLEMENS,
Secretary

March 10, 2014

APPENDIX A

PROPOSED 2014 RESTRICTED STOCK UNIT AWARD PLAN

ACURA PHARMACEUTICALS, INC.
2014 RESTRICTED STOCK UNIT AWARD PLAN1

1. General Description.

The Plan provides for grants of restricted stock units to employees, consultants and Non-Employee Directors of the Company and its Subsidiaries.

The purpose of the Plan is to attract, motivate and retain experienced and knowledgeable employees and consultants by offering additional stock based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company, and to attract and retain qualified directors.

This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, in order to avoid compensation deferred under the Plan which is subject to Code Section 409A from being included in the gross income of Participants under Code Section 409A and the Plan shall be interpreted consistent with such intent.

2. Definitions.

The following definitions shall be applicable throughout the Plan:

“Board” means the Board of Directors of the Company.

“Cash Settled Restricted Stock Units” is defined in Section 7(d).

“Cause” means, with respect to termination of a Participant's employment, or termination of a Participant’s service as a Non-Employee Director, or termination of a Participant’s consulting relationship with the Company or a Subsidiary, the occurrence of any one or more of the following:

(a)	in the case of a (A) Non-Employee Director, (B) a non-employee consultant, or (C) an employee where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award, or where there is such an agreement but the agreement does not define “cause” (or similar words), the finding by the Board or the Committee, in the exercise of good faith and reasonable judgment, that: (1) except in the case of a Non-Employee Director, Participant breached his or her employment or service contract or any other agreement (whether verbal or written) with the Company or a Subsidiary, (2) Participant has been engaged in disloyalty to the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or proven dishonesty in the course of his or her employment or service with the Company or a Subsidiary; (3) Participant has been convicted of a felony; (4) Participant has committed gross negligence or willful misconduct in the course of his or her employment or service with the Company or a Subsidiary, or (5) Participant has disclosed trade secrets or confidential information of the Company, a Subsidiary or a third party to persons not entitled to receive such information.
(b)	in the case of an employee where there is a written employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award that defines “cause” (or similar words), the termination of an employment arrangement that is or would be deemed to be for “cause” (or similar words) as defined in such agreement.

“Change in Control — Plan” means in one or a series of related transactions any of the following: (a) the acquisition (other than solely from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Company or any Subsidiary of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than sixty-six and 2/3 percent (66.66%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); (b) a reorganization, merger, consolidation, share exchange, recapitalization, business combination or similar combination involving

1	Adopted by the Company’s Board of Directors on February 27, 2014 and will be put before the shareholders of the Company for approval at the 2014 Annual Meeting to be held on May 1, 2014.

the Company or its capital stock (a “Business Combination”), other than a Business Combination in which more than thirty-three and 1/3 percent (33.33%) of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; (c) a sale or other transfer (other than license) of all or substantially all of the Company’s assets (measured by the value or earning power of the assets), including, without limitation, the sale by the Company of its rights under license agreements or similar agreements relating to its technology (including the sale of royalty payment amounts payable to the Company or its shareholders under such agreements); (d) the license or similar agreement by the Company to a third party or third parties, in one or more transactions, of all rights in and to the Company’s technology and, as a result of such transactions, all or substantially all of the Company’s activities consist of monitoring such arrangements and collecting fees and payments due thereunder; or (e) a complete liquidation or dissolution of the Company.

“Change in Control — Section 409A” shall mean a Change in Control — Plan, except to the extent that (and only to the extent that) such Change in Control — Plan does not qualify as a change (a) in the ownership or effective control of the Company, or (b) in the ownership of a substantial portion of the assets of the Company, under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee, if any, appointed by the Board under Section 4 hereof.

“Common Stock” or “Stock” means shares of common stock, par value $.01 per share, of the Company, including any rights attendant thereto upon issuance of the shares, together with any restrictions, limitations or conditions of and to such rights and such other stock or other securities or property into which the Stock (or such rights) may be converted or for which it is exchanged or substituted (and any credits thereon), pursuant to Section 10.

“Company” means Acura Pharmaceuticals, Inc. and its successors.

“Disability” means

(a)	in the case of a (A) Non-Employee-Director or (B) an employee where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award, or where there is such an agreement but the agreement does not define “disability” (or similar words), then “Disability” means the Participant: (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees and/or directors of the Company or a Subsidiary; (3) is determined to be totally disabled by the Social Security Administration; or (4) any other permitted definition of disability under Section 409A of the Code and the regulations promulgated thereunder, and
(b)	in the case where there is a written employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award that defines “disability” (or similar words), the termination of an employment arrangement that is or would be deemed to be for “disability” (or similar words) as defined in such agreement.

“Effective Date” shall be the date this Plan is approved by the shareholders of the Company.

“Election Form” is defined in Section 7(d).

“Eligible Participant” means a Non-Employee Director serving as a director on the date of grant, a consultant providing services to the Company or a Subsidiary on the date of grant, or an employee employed by the Company or a Subsidiary on the date of grant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange (including the Nasdaq Capital Market) its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system for the next preceding day on which sales of Common Stock were reported, as such price is reported in The Wall Street Journal or such other source as the Board deems reliable;
(ii)	If the Common Stock is quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the closing bid and asked prices for the Common Stock on the next preceding day on which sales of Common Stock were reported, as reported in The Wall Street Journal or such other source as the Board deems reliable; or
(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

“Non-Employee Director” has the definition set forth in Rule 16b-3(b)(3)(i) of the Exchange Act.

“Participant” means each Company or Subsidiary employee, consultant or Non-Employee Director who has been granted a Restricted Stock Unit award.

“Plan” means the Acura Pharmaceuticals, Inc. 2014 Restricted Stock Unit Award Plan, as set forth herein and as it may be amended from time to time.

“Restricted Stock Unit Award Agreement” means an agreement described in Section 5(a) and Section 9(j).

“Restricted Stock Units” or “RSUs” means an award of Stock Units credited pursuant to Section 5, which Stock Units are subject to vesting and other restrictions as set forth herein.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Unit” means a non-voting unit of measurement that is (a) deemed for bookkeeping purposes to be equivalent to one outstanding share of Stock solely for purposes of determining benefits under the Plan, (b) credited to a Participant's Stock Unit Account pursuant to the grant of Restricted Stock Units under Section 5; and (c) payable solely in a share of Stock, on a one-for-one basis, except in the case of Cash Settled Restricted Stock Units which are settled in cash (as provided herein).

“Stock Unit Account” means the bookkeeping account maintained by the Company for each Eligible Participant that is credited with Stock Units in accordance with the Plan.

“Subsidiary” means any entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

3. Effective Date; Duration.

The Effective Date shall be the date on which the Company’s shareholders approve this Plan. RSUs may be distributed under the Plan until April 30, 2024. The Plan shall continue in effect until all matters relating to Stock Units and the administration of the Plan have been completed and all payments of such compensation have been made.

4. Administration.

The Company’s Board of Directors or the Compensation Committee of the Board, as designated by the Board, shall administer the Plan. If appointed by the Board, the Committee shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two members administer the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act.

A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

The Committee shall have the authority, subject to the provisions of this Plan, to establish, adopt and revise such rules, regulations and forms and agreements and to interpret the Plan and make all such determinations relating to the Plan as it may deem necessary or advisable. The Committee shall also have the authority, subject to the provisions of the Plan, to delegate ministerial, day-to-day administrative details and non-discretionary duties and functions to officers and employees of the Company. The Committee's interpretation of the Plan or any awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties. Notwithstanding any provisions of this Plan or any Restricted Stock Unit Award Agreement to the contrary, all discretionary interpretations, decisions or determinations of the Board or the Committee with respect to the Plan and all RSUs awarded under the Plan shall be made in accordance with the express terms of the Plan and applicable Restricted Stock Unit Award Agreement in the exercise of good faith and reasonable judgment.

Notwithstanding any contrary provision of this Section 4, the Board shall administer the Plan, and the Committee shall exercise no discretion with respect to any grants to Non-Employee Directors. In the administration of the Plan with respect to Non-Employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

5. Restricted Stock Units.

(a)	Restricted Stock Units may be granted at any time and from time to time as determined by the Board or the Committee. Each Restricted Stock Units grant will be evidenced by a Restricted Stock Award Agreement that will specify such other terms and conditions as Board or the Committee, in its sole discretion, will determine, including all other applicable terms, conditions and restrictions related to the grant, vesting and the number of Restricted Stock Units not otherwise set forth in this Plan.
(b)	Vesting Period. The Board or the Committee shall determine the vesting of a Restricted Stock Unit award granted under Section 5(a), and shall set forth such vesting in the Restricted Stock Unit Award Agreement.
(c)	Acceleration of Vesting. Notwithstanding Section 5(b), unless expressly provided otherwise in the Restricted Stock Unit Award Agreement, each Restricted Stock Unit award shall become fully and immediately vested and nonforfeitable to the Participant upon the occurrence of any of the following events:
(1)	a Participant's service as an employee of the Company is terminated by the Company without Cause or due to Participant’s death or Participant’s Disability, or in the case of a Non-Employee Director, Participant’s death or Disability or Participant is not renominated as a director (other than for “Cause” or refusal to stand for re-election) or is not elected by the Company’s stockholders, if nominated; or
(2)	a Change in Control — Plan.

6. Dividend and Voting Rights.

Unless expressly provided for in a Participant’s Restricted Stock Unit Award Agreement, a Participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights, with respect to the RSUs and any shares of Common Stock underlying or issuable in respect of such RSUs until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate for such RSU.

7. Restrictions, Distributions and Changes to Distributions; Payment of Units.

(a)	Time and Manner of Distribution. Payment of vested Stock Units in a Participant's Stock Unit Account in accordance with Section 7(b) shall be made on the earlier of (i) a Change in Control — Section 409A, or (ii) the distribution dates specified in Section 7(b), 7(c) or 7(d) as applicable. In the event of a payment pursuant to a Change in Control — Section 409A under Section 7(a)(i), such payment shall be made in a lump sum payment as soon as administratively practicable following consummation of said Change in Control — Section 409A. In the event of a payment under Section 7(a)(ii), such payment shall be made as specified in Section 7(b), 7(c) and 7(d) as applicable; provided, however, that in the event of a Change in Control — Section 409A all of Participant’s undistributed Stock Units as of consummation of said Change in Control — Section 409A shall be paid to Participant in a lump sum as soon as administratively practicable, regardless of the payment dates set forth in Section 7(b), 7(c) and 7(d), provided that any required payment of par value is made in the Participant’s tax year in which the Change of Control — Section 409A occurs.
(b)	Standard Payments. Subject to Sections 7(a), 7(c) and 7(d) hereof, unless a Restricted Stock Unit Award Agreement otherwise provides, with respect to any Restricted Stock Units granted to a Participant that become vested and non-forfeitable pursuant to the terms hereof and the applicable Restricted Stock Unit Award Agreement, such Restricted Stock Units shall be paid on the first business day of the year after the year in which they become vested and non-forfeitable (which is the scheduled distribution date for purposes of Section 7(e)), or as soon thereafter as administratively practicable, but in no event no later than the fifteenth day of the third month following the end of the Company’s taxable year after the year in which they become vested and non-forfeitable.
(c)	Deferral By Company. Subject to Section 7(a), at the discretion of the Committee, a Restricted Stock Unit Award for a Participant (other than a Non-Employee Director) may provide for a date or dates of distribution occurring after the vesting date, and in such case payment shall be made on such distribution dates as specified in the applicable Restricted Stock Unit Award Agreement (which are the scheduled distribution dates for purposes of Section 7(e)), against payment of par value (which must be made in the Participant’s tax year in which the dates of distribution fall).
(d)	Non-Employee Director Deferral of Payment of Restricted Stock Units and Cash Election. Subject to Section 7(a), a Participant who is a Non-Employee Director and who was granted a Restricted Stock Unit Award (A) may irrevocably elect, not later than the December 31 that precedes the calendar year in which such award is granted or (B) may irrevocably elect not later than 30 days after they become initially eligible to participate in the Plan (but only with respect to Restricted Stock Units earned for services beginning the first calendar quarter after such election), on the form attached hereto as Exhibit A or on another form prescribed by the Company (the “Election Form”), that such Restricted Stock Units shall be paid on any date or dates in equal installments elected by the Participant (which will be the scheduled distribution date or dates for purposes of Section 7(e)) that is not earlier than January 1 of the year following the year in which the award in its entirety becomes vested and nonforfeitable. Unless otherwise provided in a Restricted Stock Unit Award Agreement, and subject to the restrictions provided in Section 9(n) a Non-Employee Director may elect on an Election Form at any time prior to payment of Restricted Stock Units granted in a Restricted Stock Units Award Agreement that up to 40% of such Restricted Stock Units be settled in cash (“Cash Settled Restricted Stock Units”).

(e)	Payment of Units. Upon the occurrence of the distribution events set forth in Section 7(a), 7(b), 7(c), and 7(d), other than with respect to Cash Settled Restricted Stock Units, the Company shall deliver a number of shares of Stock equal to the number of vested Stock Units to which the Participant is then entitled under the terms of the Plan and the Restricted Stock Unit Award Agreement upon receipt from Participant of the par value of such shares of Stock. In lieu of requiring cash payment of such par value, the Company may, in the Participant’s sole discretion, accept payment of any such par value by withholding from Stock payments a number of whole shares of Stock whose value is equal to the amount of such par value. Valuation for this purpose shall be the Fair Market Value on the date of scheduled distribution referenced in Sections 7(b), 7(c) and 7(d). Upon the occurrence of the distribution events set forth in Section 7(a) and 7(d) with respect to Cash Settled Restricted Stock Units, the Company shall deliver to the Participant cash equal to (A) Fair Market Value of the Common Stock on the scheduled date of distribution less one cent par value multiplied by (B) the number of such Cash Settled Restricted Stock Units as calculated pursuant to the Participant’s Election Form.
(f)	Forfeiture of Unvested Units. Except as provided in Section 5(c) of the Plan or in a Participant’s Restricted Stock Unit Award Agreement, to the extent any portion of a Participant's RSUs have not become vested upon the date the Participant's services as an employee, consultant or Non-Employee Director terminate, such RSUs shall be forfeited and the unvested portion of the RSU award shall automatically terminate without any other action by the Participant or the Participant’s Beneficiary as the case may be and without payment of consideration by the Company.

8. Shares Subject to the Plan; Share Limits.

(a)	Share Limits. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of shares of Common Stock which may be issued under the Plan is 2,000,000 (the “Pool”) of Common Stock. Such shares may be authorized, but unissued, or reacquired Common Stock. Shares issued in payment of any Restricted Stock Units granted under the Plan shall be counted against the Pool as one share for every one share actually issued in payment of such Restricted Stock Units. Issuance of cash for Cash Settled Restricted Stock Units shall diminish the Pool as if a share had been exchanged for each RSU settled in cash.
(b)	Shares withheld by the Company as payment of par value or applicable withholding taxes in connection with any award under the Plan, shall not be available for subsequent awards under the Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again be available for subsequent awards under the Plan.

9. General.

(a)	Government and Other Regulations. The obligation of the Company to credit Stock Units, issue or deliver Stock or otherwise make payments under the Plan are subject to compliance with all applicable laws, rules, and regulations (including, without limitation, federal and state securities laws), and to such approvals by any listing, agency, or regulatory or governmental authorities as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities issued or delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company, as the Company may deem necessary or advisable to assure compliance with all applicable legal requirements.
(b)	Tax and Withholding. The Company has the right to require the person receiving Stock to pay to the Company the amount of any federal, state and local taxes which the Company is required to withhold upon the delivery of Stock. In lieu of requiring cash payment of any such taxes, the Company shall, in the Participant’s sole discretion and election, instead withhold from said Participant’s Stock payments a number of shares of Stock whose value is equal to the amount of such taxes. Valuation for this purpose shall be the Fair Market Value on the date of distribution.

(c)	Beneficiaries.
(1)	Beneficiary Designation. Each Eligible Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 9(c)(2)) whom such Eligible Participant desires to receive any amounts payable under the Plan after his or her death. Beneficiary designations shall be effective on the date such written designation is received by the Corporate Secretary. An Eligible Participant may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Corporate Secretary. However, if a married Eligible Participant wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse. The Eligible Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall not be necessary if it is established that the required consent cannot be obtained because the spouse cannot be located or because of other circumstances prescribed by the Board or the Committee. The Company and the Board or the Committee may rely on the Eligible Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of the Plan.
(2)	Definition of Beneficiary. An Eligible Participant's “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts so designated by the Eligible Participant or, in the absence of such designation, entitled by will or the laws of descent and distribution to receive the Eligible Participant's benefits under the Plan in the event of the Eligible Participant's death, and shall mean the Eligible Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.
(d)	Non-transferability. Except as provided in Section 9(c) and in this Section 9(d), a Participant’s rights and interests under the Plan in respect of RSUs, including Stock or cash deliverable under or in respect thereof, may not be assigned, pledged, or transferred. The Committee may, in its discretion, authorize all or a portion of the RSUs to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred of RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee. Following transfer, any such RSUs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the party entitled to exercise under the RSU, the term “Participant” shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Participant, following which the RSUs shall be exchangeable for Stock by the transferee only to the extent, and for the periods specified in Section 7 of the Plan and in the Restricted Stock Unit Award Agreement.
(e)	Expenses. All expenses incurred by the Company associated with adoption and administration of this Plan, including all legal expenses related to drafting this Plan and related documents, shall be borne solely by the Company.
(f)	Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
(g)	Governing Law. The validity of the Plan or any of its provisions and any agreements entered into under the Plan shall be construed, administered and governed in all respects under the laws of the State of New York. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

(h)	Limitation on Participants’ Rights; Unfunded Plan. Participation in the Plan shall not give any person the right to continued employment or any rights or interests other than as expressly provided herein. No Participant shall have any right to any payment or benefit hereunder except to the extent provided herein. The Plan shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust or fiduciary relationship between the Company, the Board, the Committee, and any Participant or other person. Participants and their Beneficiaries shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.
(i)	Rights with Respect to Stock Units. A Participant's Stock Unit Account shall be a memorandum account on the books of the Company. The Stock Units credited to such account shall be used solely as a device to determine the number of shares of Stock (or cash in the case of Cash Settled Restricted Stock Units) to be eventually distributed to the Participant, subject to applicable vesting requirements, in accordance with the Plan. The Stock Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting dividend, or other stockholder rights with respect to Stock Units credited under the Plan.
(j)	Restricted Stock Unit Award Agreements. Each Restricted Stock Unit award granted to an Eligible Participant under the Plan shall be evidenced by a writing approved by the Board or the Committee and will contain the terms and conditions consistent with the Plan as approved by the Board or the Committee relating to the RSUs. This Plan and each Restricted Stock Unit Award Agreement granted to an Eligible Participant under the Plan shall be binding upon, and inure to the benefit of, any successor or successors of the Company, except to the extent that the Board or the Committee and each Participant having executed a Restricted Stock Unit Award Agreement determine otherwise as evidenced by a writing signed by both parties.
(k)	Plan Construction. By its approval of the Plan, the Board intends that the transactions contemplated by the Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Exchange Act so that, among other transactions, the crediting of Stock Units and payment in Stock will be entitled to the benefits of Rule 16b-3 or other exemptive rules under the Exchange Act.
(l)	Notices. Any notice to be given under the terms of this Plan shall be in writing and addressed to the Company at its principal office, to the attention of the Corporate Secretary, and to the Participant at his or her last address of record, or at such other address as either party may designate in writing to the other for the purposes of notices in respect of RSUs.
(m)	In the event the Board determines that it is not necessary to collect par value in exchange for issuances of Stock hereunder in exchange for RSUs then the Board may eliminate (i) the par value payment required in connection with a distribution of Stock, and (ii) the deduction of par value in calculating amounts to be paid under Cash Settled Restricted Stock Units.
(n)	In the event the Board determines that under the terms of any preferred stock that may be issued by the Company or the terms of any credit agreement, loan agreement or financing arrangement (collectively, “Loan”), whether existing on the Effective Date or entered into or amended thereafter, that (i) withholding of RSUs or shares of stock exchangeable for RSUs for payment of taxes or par value or (ii) settlement of Cash Settled Restricted Stock Units, would violate a covenant, representation, warranty or other agreement contained in such Loan (including, without limitation, limits on repurchase or redemption of Common Stock or derivatives thereof), then in the case of subparagraph (i) the Company shall not be required to withhold such RSUs and/or shares of Common Stock and the Participant shall make such payment in cash, and in the case of subparagraph (ii), such Cash Settled Restricted Stock Units shall be settled in Common Stock.

10. Changes in Capital Structure.

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property); any exchange of Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Stock; or a sale of substantially all the assets of the Company as an entirety; then the Board shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances in the Board’s exercise of good faith and reasonable judgment, proportionately adjust any or all of (a) the number and type of shares of Stock (or other securities or property) that thereafter may be made the subject of Stock Units and Stock Unit Accounts (including the specific maximum and numbers of shares set forth elsewhere in the Plan), (b) the number, amount and type of shares of Stock (or other securities or property) payable in respect of Stock Units, and (c) and the number and type of Stock Units (both credited and vested) under the Plan.

11. Amendments and Termination.

The Board (but only upon shareholder approval if such approval is required by (i) the rules of the exchange on which the Company’s stock is listed, (ii) under New York law or (iii) any other applicable law or regulation) shall have the right to amend the Plan (including outstanding awards) in whole or in part from time to time or may at any time suspend or terminate the Plan; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to Stock Units credited to his or her Stock Unit Account and no amendment or termination shall accelerate payment of any benefit which is subject to the rules of Section 409A of the Code in a manner that would violate the distribution rules of Section 409A of the Code. Notwithstanding the foregoing, Participant consent shall not be required to the extent that the Board determines that applicable law requires amendment or termination of the Plan to preserve the intended tax benefits to the Participants and the Company hereunder. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants (subject to any applicable consent requirement above) shall be bound thereby upon receipt of notice thereof. Changes contemplated by Section 10 shall not be deemed to constitute changes or amendments for purposes of this Section 11.

Exhibit A

Non-Employee Director Election Form

Instructions.

This form must be submitted to the Corporate Secretary of Acura Pharmaceuticals, Inc. by fax, mail or email by December 31 of the year prior to the award of the Restricted Stock Units to which it applies.

The elections contained herein will only apply to the year designated.

This form enables a Non-Employee Director to (i) defer distributions of Restricted Stock Units past their vesting date and (ii) elect to receive a portion of Restricted Stock Units to be settled in cash. The two elections contained herein are separate.

For 2014, the deferral election may be submitted not later than 30 days after the Effective Date of the 2014 RSU Plan, which was May   , 2014, and will only become effective with respect to Restricted Stock Units earned for services beginning the first calendar quarter after such election. There is no such restriction on the cash election.

Deferral Election.

     I hereby irrevocably elect to defer distribution of Restricted Stock Units to be awarded to me for service in calendar year      until         [insert one or more dates] [in      [insert number of installments] equal installments. I acknowledge an earlier distribution will occur upon a Change of Control-409A as provided for in the 2014 RSU Award Plan. This election will not apply to any awards other than those for the stated calendar year. If this election is made in my first year of eligibility under the Plan, then it shall only apply to RSUs granted to me for service earned from the first day of the calendar quarter commencing after such election until the end of such calendar year.

Cash Distribution Election.

     I hereby elect to settle     % [enter a number up to 40%] of the Restricted Stock Units awarded to me in calendar year      in cash. This election will automatically apply to future calendar years until I revoke this election. This election may be changed at any time prior to payment of the affected Restricted Stock Units.

Signature of Non-Employee Director

Date:

Receipt Acknowledge by Company

Acura Pharmaceuticals, Inc.

By:
   Name:
   Title:

ACURA PHARMACEUTICALS, INC.
ATTN: PETER CLEMENS
616 N. NORTH COURT
PALATINE, IL 60067

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Immanuel Thangaraj 02 Bruce F. Wesson 03 Robert B. Jones 04 William G. Skelly 05 George K. Ross

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2 Advisory resolution to approve executive compensation.	☐	☐	☐
3 Adoption of the Acura Pharmaceuticals,Inc. 2014 Restricted Stock Unit Award Plan.	☐	☐	☐
4 Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

NOTE: IN THEIR DISCRETION PROXIES ARE AUTHORIZED TO VOTE AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, AND FOR PROPOSAL 2, 3 and 4.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000194287_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

ACURA PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Robert B. Jones and Peter Clemens, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, the number of shares of common stock of Acura Pharmaceuticals, Inc., that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, at the 2014 Annual Meeting of Shareholders of Acura Pharmaceuticals, Inc. to be held at Newark Liberty International Airport Marriott, 1 Hotel Road, Newark, New Jersey 07114 on May 1, 2014 at 9 A.M., Eastern Time or at any adjournment thereof.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000194287_2 R1.0.0.51160